                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Mahaska Investment Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 2002

To The Shareholders Of Mahaska Investment Company:

   The Annual Meeting of Shareholders of Mahaska Investment Company will be held at the Elmhurst Country Club, 2214 South 11th Street, Oskaloosa, Iowa, on Tuesday, April 30, 2002, at 10:30 a.m., for the following purposes:

    1. To elect directors to serve until the Annual Meeting of Shareholders at which their term expires, and until their successors shall have been elected and qualified;

    2. To ratify the appointment of KPMG LLP as independent auditors for the current fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                   * * * * *

   The Board of Directors has fixed the close of business on February 25, 2002, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

   To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

                                          By Order of the Board of Directors
                                          Charles S. Howard, Chairman of the
                                            Board

Oskaloosa, Iowa
March 22, 2002

                                PROXY STATEMENT

Mahaska Investment Company
222 First Avenue East
Oskaloosa, Iowa 52577

                                 INTRODUCTION

   The enclosed Proxy is solicited by the Board of Directors of Mahaska Investment Company, an Iowa corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on April 30, 2002, and at any adjournment thereof. The Proxy may be revoked at any time before it is exercised by submitting a later dated Proxy, by giving notice of such revocation to the Company in writing, or by attending and requesting such revocation at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of the Proxy. If the Proxy is not revoked, the shares represented thereby will be voted in the manner specified in the Proxy. A Proxy properly executed and received prior to the Annual Meeting which does not give specific voting instructions will be voted FOR the election of the nominees to the Board of Directors set forth herein and FOR the ratification of the appointment of KPMG LLP as independent auditors for the current fiscal year and as the persons designated as proxies on the enclosed proxy card determine is in the best interests of the Company in any other business that may properly come before the meeting or any adjournment thereof. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a Proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the shareholders for a vote (broker non-votes), such shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be entitled to vote at the Annual Meeting of Shareholders.

   For participants in the Mahaska Investment Company Employee Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for Mahaska State Bank, the trustee of the ESOP (the "Trustee"), with respect to shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

   The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying Proxy is being borne by the Company. In addition to the solicitation by mail, officers, directors, and regular employees of the Company may solicit Proxies by telephone or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed by the Company for their reasonable expenses.

   The record date for shareholders entitled to vote at the meeting is the close of business on February 25, 2002, at which time the Company had issued and outstanding 3,872,594 shares of Common Stock, and all of those shares are eligible to vote at the Annual Meeting of Shareholders. Holders of Common Stock are entitled to one vote per share on any matter which may properly come before the meeting.

   This Proxy Statement, the enclosed Proxy, and the attached Notice were first sent to shareholders on approximately March 22, 2002.

                                  PROPOSAL 1

Election Of Directors

   Three directors are to be elected at the Annual Meeting of Shareholders by holders of Common Stock to serve until the Annual Meeting of Shareholders at which their respective term expires and until their respective successor has been elected and qualified. The Articles of Incorporation and Bylaws of the Company state that the Board of Directors of the Company shall set the size of the Board of Directors in a range of not less than five directors nor greater than fifteen directors. The Board of Directors set the size for the current Board of Directors at nine individuals.

   Each shareholder of record shall be entitled to as many votes as the total of the number of shares of Common Stock, $5.00 par value per share, held of record by such shareholder. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company does not have cumulative voting.

   Under applicable provisions of Iowa law and the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the election of directors in the manner set forth above, will be required to elect directors.

   In the absence of instructions to the contrary, the Proxies solicited by the Board of Directors will be voted in favor of the election of the nominees identified in the following table, all of whom are members of the present Board of Directors.

   The nominees and the directors of the Company whose terms continue beyond the 2002 Annual Meeting of Shareholders are identified in the following table. The term for which nominees Charles S. Howard, David A. Meinert, and James G. Wake are nominated will expire at the 2005 Annual Meeting of Shareholders. Except as may be otherwise expressly stated, the nominees for director have been employed in the capacities indicated for more than five years. Additional information regarding these nominees and each director as of February 25, 2002 is set forth in the following table.The number of shares of Common Stock of the Company beneficially owned by each of the nominees and directors as of February 25, 2002, is set forth on pages 13 and 14.

                                                                                                               Present
                                                                                                                 Term
                                                                                                      First   Expires at
                                                                                                     Became a   Annual
Name and Principal Occupation for the last five years                                                Director  Meeting   Age
-----------------------------------------------------                                                -------- ---------- ---

Nominees:

Charles S. Howard...................................................................................   1988      2002    46
Chairman of the Company since January 1998 and President and Chief Executive Officer of the
 Company since June 1993; previously Executive Vice President of the Company; Chairman of
 Central Valley Bank(1) from June 1994 to January 2000; Vice Chairman of Mahaska State Bank
 since January 1996; Chairman of Pella State Bank since November 1997; Chairman of MIC
 Financial, Inc. since January 1998

David A. Meinert....................................................................................   1991     2002     48
Executive Vice President of the Company since June 1993 and Chief Financial Officer since
 September 1984; President of Central Valley Bank(1) from June 1994 to January 1997; Chairman of Central Valley Bank from January 2000; President of MIC Financial, Inc. since March 2000

James G. Wake.......................................................................................   2000     2002     62
General Manager, Smith-Wake Investments, Inc., Oskaloosa, Iowa. This is an agri business involved in feed, grain, and livestock production.

Other Directors:

Richard R. Donohue..................................................................................   1999     2004     52
Managing Partner, Theobald, Donohue & Thompson, Oskaloosa, Iowa. This is a certified public accounting firm in which he is involved in all phases of the practice.

William D. Hassel...................................................................................   1999     2003     53
President and, since April 2000, Vice Chairman of Midwest Federal Savings and Loan Association
 of Eastern Iowa(1)

John P. Pothoven....................................................................................   1994     2004     59
President and, since January 1998, Chairman of Mahaska State Bank (1)

John W. N. Steddom..................................................................................   1975     2004     71
Civil Engineer for the County of Keokuk, Iowa from 1988 to February 1995,
  Retired

Michael R. Welter...................................................................................   2000     2003     51
President of M&M Enterprises, Sigourney, Iowa, doing general commercial contracting work in
 Southeast Iowa, and President of Sigourney Fast Stop, a convenience store located in Sigourney,
 Iowa

Edward C. Whitham...................................................................................   2000     2003     62
President, Financial Management Accounting, Inc., Burlington, Iowa. This is an accounting, tax preparation, and pension administration firm in which he is involved in all phases of the practice.

--------
(1) Mahaska State Bank, Midwest Federal Savings and Loan Association of Eastern Iowa, Central Valley Bank, Pella State Bank, and MIC Financial, Inc. are subsidiaries of the Company (all located in Iowa).

                                  MANAGEMENT

Executive Officers

  Name              Age Position with the Company
  ----              --- -------------------------
  Charles S. Howard 46  Chairman, President and Chief Executive Officer
  David A. Meinert. 48  Executive Vice President and Chief Financial Officer
  John P. Pothoven. 59  Chairman and President of Mahaska State Bank
  William D. Hassel 53  Vice Chairman and President of Midwest Federal Savings
                          and Loan Association of Eastern Iowa

   Charles S. Howard and David A. Meinert were elected by the Board of Directors of the Company to the positions described above for a term of one year in April 2001. John P. Pothoven and William D. Hassel were elected by their respective Board of Directors to the positions described above for a term of one year in January 2002. The responsibilities and experience of each executive officer are described below.

   Charles S. Howard has been a director of the Company since 1988 and a director of Mahaska State Bank since 1993. He was elected President and Chief Executive Officer of the Company in June 1993 and elected Chairman of the Company in January 1998. Mr. Howard was elected Vice Chairman of Mahaska State Bank in January 1996. Mr. Howard served as Chairman of Central Valley Bank from June 1994 until January 2000 and has served as a director of Central Valley Bank since June 1994. He has also served as Chairman and as a director of Pella State Bank since November 1997. He is also a director of Midwest Federal Savings and Loan Association of Eastern Iowa (Midwest Federal Savings) since October 1999. Prior thereto, he served as Executive Vice President and Chief Operating Officer of the Company. Mr. Howard was a Commercial Loan Officer of Mahaska State Bank from 1977 to 1984.

   David A. Meinert, C.P.A., has been a director of the Company since 1991. He also serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Meinert was elected as Chairman of Central Valley Bank in January 2000, has served as a director of Central Valley Bank since 1994, and served as President of Central Valley Bank from June 1994 to January 1997. He has also been a director of Pella State Bank since November 1997 and a director of Midwest Federal Savings since October 1999. Mr. Meinert was elected as President of MIC Financial, Inc. effective March 1, 2000. Mr. Meinert was the Auditor for Mahaska State Bank from 1978 to 1984.

   John P. Pothoven has been a director of the Company since 1994 and a director of Mahaska State Bank since 1976. He has served as President and Chief Executive Officer of Mahaska State Bank since 1984 and as Chairman of Mahaska State Bank since January 1998. Mr. Pothoven joined Mahaska State Bank in 1976 as a Vice President and was promoted to Executive Vice President in 1978. Before joining the Bank, Mr. Pothoven worked in the Correspondent Department of Merchants National Bank, Cedar Rapids, Iowa.

   William D. Hassel has been a director of the Company since 1999 and a director of Midwest Federal Savings since 1985. He has served as President and Chief Executive Officer of Midwest Federal Savings since 1989, and he was elected Vice Chairman of Midwest Federal Savings in April 2000. Mr. Hassel joined Midwest Federal Savings in 1972 as Comptroller, before being promoted to Treasurer in 1974 and to Chief Financial Officer in 1983. Mr. Hassel was President and Chief Executive Officer of Midwest Bancshares, Inc. since its organization in 1992 until its merger with the Company in September 1999.

Directors

   Information about directors who are not executive officers is shown in the table set forth on page 4.

Director and Committee Meetings

   Twelve regularly scheduled meetings and one special meeting of the Board of Directors of the Company were held during 2001. Each director attended at least 75 percent of the Board meetings and any meetings of committees on which he served. The Company has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

   For a description of the Compensation Committee, see "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY." For a description of the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS."

Directors' Compensation

   Directors of the Company are paid an annual retainer of $2,500, payable quarterly in advance, plus $300 per regular meeting and $50 per special meeting for directors' meetings attended. In addition, each non-affiliated director is paid $50 per meeting for committee meetings attended. After one year of service as a director, non-affiliated directors are also entitled to annual option grants under the Company's 1998 Stock Incentive Plan pursuant to a formula based on the financial performance of the Company for the fiscal year. On April 26, 2001, each non-affiliated director of Mahaska Investment Company and its subsidiaries was granted a non-qualified stock option for 1,639 shares at an option price of $9.76 per share. The number of shares to be awarded pursuant to non-qualified stock options for non-affiliated directors is determined by dividing the fair market value (the bid price) of the underlying shares on the date of grant of the options into five percent of the pre-tax profits of the Company for the previous fiscal year. The number of shares so determined is then allocated equally among the eligible non-affiliated directors on the date of grant of the options (the date of the Annual Meeting of Shareholders of the Company).

   The Company offers the option to the directors to defer receipt of all or a portion of the cash which would have been paid as directors fees. The deferred fees are invested by the Company, and the director is an unsecured general creditor of the Company. At the time the deferral election is made, the director specifies the amount of the fees to be deferred and the duration of the deferral. The deferred fees are credited with interest based upon the return on average tangible equity of the Company based upon an average of the last three fiscal years.

Executive Compensation

   The following table sets forth information concerning the annual and long-term compensation of those persons who were at December 31, 2001, the Chairman, President, and Chief Executive Officer of the Company, the Executive Vice President of the Company, the Chairman and President of Mahaska State Bank, and the Vice Chairman and President of Midwest Federal Savings for the last three fiscal years ended December 31, 2001. No other executive officer was paid more than $100,000 for any such year.

                          Summary Compensation Table

                                   Annual Compensation
                                   -------------------
                                                          Long-Term Compensation
                                                                  Awards                All Other
Name and Principal Position   Year Salary(1)  Bonus(2) Securities Underlying Options Compensation(3)
---------------------------   ---- ---------  -------- ----------------------------- ---------------
Charles S. Howard,            2001 $207,850   $21,665              4,000                $ 14,675(4)
 Chairman, President and      2000  193,800    12,852              4,000                  12,512(4)
 Chief Executive Officer      1999  185,955         0              2,500                  11,804(4)

David A. Meinert,             2001 $145,550   $15,306              4,000                $ 14,039(5)
 Executive Vice President and 2000  135,700     9,072              3,750                  10,450(5)
 Chief Financial Officer      1999  129,580         0              2,000                   9,734(5)

John P. Pothoven,             2001 $162,250   $     0              4,000                $ 35,308(6)
 Chairman and President       2000  147,700     7,500              3,750                  29,751(6)
 Mahaska State Bank           1999  142,025         0              2,000                  26,822(6)

William D. Hassel, (9)        2001 $135,550   $13,500              4,000                $ 50,636(7)
 Vice Chairman and President, 2000  129,600     5,606              3,750                  45,274(7)
 Midwest Federal Savings      1999  123,025    25,254                  0                 129,289(8)

--------
(1) Amounts include director compensation of $6,150 from Mahaska Investment Company, $6,175 from Mahaska State Bank, and $3,630 from Pella State Bank for 1999, $6,100 from Mahaska Investment Company, $5,800 from Mahaska State Bank, and $3,400 from Pella State Bank for 2000, and $6,150 from Mahaska Investment Company, $5,800 from Mahaska State Bank, and $3,400 from Pella State Bank for 2001 to Charles S. Howard; $6,150 from Mahaska Investment Company and $3,430 from Pella State Bank for 1999, $6,100 from Mahaska Investment Company and $3,600 from Pella State Bank for 2000, and $6,150 from Mahaska Investment Company and $3,400 from Pella State Bank for 2001 to David A. Meinert; $5,850 from Mahaska Investment Company and $6,175 from Mahaska State Bank for 1999, $6,100 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 2000, and $6,150 from Mahaska Investment Company and $6,100 from Mahaska State Bank to John P. Pothoven for 2001; and $1,525 from Mahaska Investment Company for 1999, $6,100 from Mahaska Investment Company for 2000, and $5,550 from Mahaska Investment Company for 2001 to William D. Hassel. For 2001, David A. Meinert elected to defer $6,150 of directors fees under the Deferred Compensation Plan for directors and John P. Pothoven elected to defer $6,100 of directors fees under such Plan.

(2) Executive bonuses for Charles S. Howard, David A. Meinert, John P. Pothoven, and William D. Hassel for 2001 were determined pursuant to the "Performance Compensation Plan" described in the "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY." Executive bonuses for Charles
    S. Howard and David A. Meinert for 2000 were determined pursuant to the "Performance Compensation for Stakeholders" plan described in the "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY." Executive bonuses for John P. Pothoven and William D. Hassel for 2000 were determined pursuant to bonus plans established for the respective subsidiary bank for which that person serves. Executive bonuses for all employees other than William D. Hassel for 1999 were determined pursuant to the "Performance Compensation for Stakeholders" plan. William D. Hassel for all periods prior to the merger with the Company on September 30, 1999 received a bonus pursuant to the bonus plan maintained by Midwest Federal Savings.

(3) Amounts include Company contributions to the ESOP based upon a percentage of salary and bonus in 1999 to the accounts of Charles S. Howard, David A. Meinert, and John P. Pothoven in the amounts of $9,043, $6,319, and $6,716, respectively; in 2000 to the accounts of Charles S. Howard, David A. Meinert, John P. Pothoven, and William D. Hassel in the amounts of $9,461, $6,678, $7,150, and $6,188, respectively; and in 2001 to the accounts of Charles S. Howard, David A. Meinert, John P. Pothoven, and

    William D. Hassel in the amounts of $7,786, $5,500, $6,000, and $5,415, respectively. Amounts include Midwest Federal Savings contributions to its ESOP based upon a percentage of salary and bonus in 1999 of $9,289 to the account of William D. Hassel. Amounts also include Company matching contributions to the 401(k) plan for 2001 to the accounts of Charles S. Howard, David A. Meinert, John P. Pothoven, and William D. Hassel in the amounts of $3,519, $4,372, $4,448, and $3,101, respectively. The Company matches 50 percent of employee contributions up to a maximum employee contribution of 6 percent of compensation.

(4) Amount includes $2,761 for 1999, $3,051 for 2000, and $3,370 for 2001
    contributed by the Company to a salary continuation plan pursuant to which Charles S. Howard is to receive $29,900 per year for 15 years starting at age 65.

(5) Amount includes $3,415 for 1999, $3,772 for 2000, and $4,167 for 2001
    contributed by the Company to a salary continuation plan pursuant to which David A. Meinert is to receive $29,900 per year for 15 years starting at age 65.

(6) Amount includes $20,106 for 1999, $22,601 for 2000, and $24,860 for 2001
    contributed by the Company to a salary continuation plan pursuant to which John P. Pothoven is to receive $85,000 per year for 15 years starting at age 65.

(7) Amount includes $39,086 for 2000 and $42,120 for 2001 contributed by the Company to a salary continuation plan pursuant to which William D. Hassel is to receive $50,000 per year for 10 years starting at age 65.

(8) William D. Hassel had an employment agreement with Midwest Federal Savings prior to the merger of Midwest Federal Savings with the Company on September 30, 1999. Mr. Hassel received a $120,000 cash payment in consideration for the termination of his employment agreement.

(9) William D. Hassel participated in a defined benefit pension plan maintained by Midwest Federal Savings prior to the merger of Midwest Federal Savings into the Company on September 30, 1999. The pension plan was frozen upon completion of the merger and no additional contributions to the plan will be made by the Company. Mr. Hassel will receive benefits at the time and in the amount as provided by the plan./ /

Stock Options

   The following table sets forth information concerning the grant of stock options under the Company's 1998 Stock Incentive Plan during the last fiscal year.

Option Grants in Last Fiscal Year

                              Individual Grants
                  -----------------------------------------
                                                             Potential Realizable
                                                               Value at Assumed
                             % of Total                         Annual Rates of
                  Number of   Options                             Stock Price
                    Shares   Granted to                     Appreciation for Option
                  Underlying Employees  Exercise                    Term(1)
-                  Options   in Fiscal   Price   Expiration -----------------------
Name               Granted      Year     ($/Sh)     Date        5%          10%
----              ---------- ---------- -------- ----------   -------     -------
Charles S. Howard   4,000       6.93%    $11.25   12/31/11  $28,320     $71,720
David A. Meinert.   4,000       6.93%    $11.25   12/31/11  $28,320     $71,720
John P. Pothoven.   4,000       6.93%    $11.25   12/31/11  $28,320     $71,720
William D. Hassel   4,000       6.93%    $11.25   12/31/11  $28,320     $71,720

--------
(1) The amounts set forth represent the value that would be received by the Named Executive Officers upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's shares of 5 percent and 10 percent, rates prescribed by applicable SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's shares and other factors such as the general condition of the stock market and the timing of the exercise of the options.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

                                                                   Value of Unexercised
                    Shares               Number of Unexercised         In-The-Money
                  Acquired on  Value     Options at FY-End(#)      Options at FY-End($)
Name               Exercise   Realized Exercisable/Unexercisable Exercisable/Unexercisable
----              ----------- -------- ------------------------- -------------------------
Charles S. Howard      0         0           72,420/7,530             $96,509/$10,711
David A. Meinert.      0         0           64,758/7,193             $99,931/$10,156
John P. Pothoven.      0         0           33,402/7,193             $28,745/$10,156
William D. Hassel      0         0            1,237/6,513             $ 4,113/$10,156

Employment Contracts

   Midwest Federal Savings had entered into an employment agreement with William D. Hassel prior to the merger of Midwest Federal Savings into the Company on September 30, 1999. The previous employment agreement was terminated upon the effective date of the merger, and a new employment agreement was entered into between Midwest Federal Savings and Mr. Hassel. The employment agreement is designed to assist Midwest Federal Savings to maintain a stable and competent management base. The continued success of Midwest Federal Savings depends to a significant degree on the skills and competence of its officers. The employment agreement provides for an annual base salary in an amount not less than the employee's salary on the date of execution and an initial term of three years. The agreement provides for a one year extension on each anniversary date, subject to review and approval of the extension by the Board members of Midwest Federal Savings following the Board's review of a formal performance evaluation of Mr. Hassel by the disinterested members of the Board. The agreement provides for termination upon the employee's death, for cause, or in certain events specified by the Office of Thrift Supervision regulations. The employment agreement provides for payment to the employee of up to 299% of the employee's then-current annual compensation in the event there is a change in control of the Company where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code to be contingent on a change in control. Such termination payment is provided on a similar basis in connection with a voluntary termination of employment, where the change in control was at any time opposed by the Board of Directors of the Company. For the purposes of the employment agreement, a change in control is defined to mean any acquisition of control as defined in 12 C.F.R.
Section 574.4. The employment agreement provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel of the Company.

        REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors of the Company reviews and approves the Company's executive compensation policies and evaluates the performance of the executive officers. At the start of the 2001 fiscal year, the Compensation Committee consisted of John W. N. Steddom, James G. Wake, and Michael R. Welter. The Committee as thus comprised held two meetings. All members of the Committee attended both meetings. During the fiscal year, Richard R. Donohue and Edward C. Whitham were added to the Committee. As thus comprised, the Committee held one additional meeting. All members of the Committee attended the meeting. All members of the Compensation Committee are outside directors and there are no Compensation Committee interlocks.

Compensation Philosophy

   The philosophy of the Compensation Committee in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

    . Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

    . Align executive compensation programs with the Company's annual and long-term business strategies and objectives.

    . Provide variable compensation opportunities that are directly linked to the performance of the Company and the performance of the individual employee.

   The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

    .  Base salary

    .  Annual incentive bonus

    .  Long-term incentives

Base Salary

   The Compensation Committee intends to compensate the executive officers competitively within the industry. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by its peer group. In addition, the Compensation Committee, together with the Board of Directors, subjectively evaluates the level of performance of each executive officer in order to determine current and future appropriate base pay levels.

   The Compensation Committee reviewed the compensation of the President and Executive Vice President and recommended an increase of 4.0 percent in the base salary of the President and an increase of 7.4 percent in the base salary of the Executive Vice President. The recommendations for the President and Executive Vice President were based upon peer review data, levels of responsibility, breadth of knowledge, prior experience, management recommendations for other employees, cost of living, and performance.

Annual Incentive Bonus

   For the 2001 fiscal year, the Company adopted a new "Performance Compensation Plan" (the "Plan") for employees of the Company and its subsidiaries. The Plan is designed to assist the Board of Directors and management in communicating to the employees the goal of profitable growth.

   Each employee participating in the Plan is eligible to be considered to receive an annual bonus based upon pre-tax profits. At the bank subsidiary level, the Plan focuses on pre-tax profits at the individual bank plus the overall profitability of the Company. At the holding company level, the Plan focuses on consolidated budgeted pre-tax profits for the holding company. For the employees of the holding company, the Plan provides that a bonus pool will be created in the amount of 2 percent of the consolidated budgeted pre-tax profits for the Company. The size of the pool is then adjusted by a formula upward or downward depending upon how actual profits compared to budget. The amount of the pool is then allocated among three groups. The President and the Executive Vice President receive an aggregate of 25 percent of the pool. Additionally, the Board of Directors retains the discretion to deviate from the Plan if warranted. The Compensation Committee recommended payment of the annual incentive bonus to the President and Executive Vice President pursuant to the Plan formula.

Long-term Incentives

   The Company provides its executive officers with long-term incentive compensation through grants of stock options. The Compensation Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share, and the number of shares subject to each option. Other than the stock options, the Compensation Committee made no other long-term performance awards during the last fiscal year. The stock option grants are discretionary grants by the Compensation Committee. The Compensation Committee takes into consideration the profits of the Company during the most recent fiscal year, the profit trend line of the Company, the position of the employee, peer review of similar companies, and the total compensation package of the eligible employees in determining the amount of the grants.

   The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value and helps align the focus of the executive officers with the interests of the shareholders. The options also utilize vesting periods in order to encourage key employees to continue in the employ of the Company. All options to executive officers to date have been granted at the fair market value of the Company's common stock determined on the basis of the bid price of the stock. All options for 2001 were granted at the bid price of the stock on December 31, 2001. The amount of the stock option awards are reflected in the compensation table for the executive officers.

Summary

   The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries, annual bonuses, and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

                                          Richard R. Donohue
                                          John W. N. Steddom
                                          James G. Wake
                                          Michael R. Welter
                                          Edward C. Whitham

Financial Performance

   The following graph illustrates the cumulative total return (assuming the reinvestment of dividends) experienced by the Company's shareholders since December 31, 1996, through December 31, 2001, compared to the SNL Index comprised of Midwestern bank holding companies, NASDAQ Bank Index, and the performance of all NASDAQ US stocks.

                          MAHASKA INVESTMENT COMPANY

Stock Price Performance

                              [Performance Graph]

                                               Period Ending
                           -----------------------------------------------------
Index                      12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
-----                      -------- -------- -------- -------- -------- --------
Mahaska Investment Company  100.00   179.85   156.97   121.07   88.56    128.78
NASDAQ--Total US*           100.00   122.48   172.68   320.89   193.01   153.15
SNL Midwest Bank Index      100.00   162.14   172.46   135.50   164.09   167.69
NASDAQ Bank Index*          100.00   167.41   166.33   159.89   182.38   197.44

--------
* Source CRSP, Center for Research in Security Prices, Graduate School of Business, the University of Chicago 2002. Used with permission. All rights reserved. crsp.com

Loans to Officers and Directors and Other Transactions With Officers and
Directors

   During 2001, Mahaska State Bank, Midwest Federal Savings, Central Valley Bank, and Pella State Bank made loans or loan commitments, in the ordinary course of business, to directors and officers of the Company and to corporations or partnerships with which one or more of the officers or directors of the Company were associated. In the opinion of management of the Company, all such loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Ownership of Securities by Certain Beneficial Owners

   The following table sets forth certain information as of February 25, 2002, with respect to the Common Stock beneficially owned by each director of the Company, by all executive officers and directors as a group and by each shareholder known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                      Amount and Nature of
                                                                           Beneficial        Percent
Name                                                                      Ownership(1)     of Class(1)
----                                                                  -------------------- -----------
Mahaska Investment Company Employee Stock Ownership Plan (ESOP)(2, 3)       592,361           15.3%
Ames National Corporation(4).........................................       222,202            5.7%
Richard R. Donohue(5)................................................         1,635              *
William D. Hassel(6).................................................        51,548            1.3%
Charles S. Howard(7).................................................       290,789            7.4%
David A. Meinert(8)..................................................       101,908            2.6%
John P. Pothoven(9)..................................................       109,006            2.8%
John W. N. Steddom(10)...............................................        56,369            1.5%
James G. Wake(11)....................................................         7,709              *
Michael R. Welter(12)................................................         3,265              *
Edward C. Whitham(13)................................................           835              *
Executive Officers and Directors as a group (9 persons)(14)..........       623,064           15.3%

--------
*  Less than 1%.

(1) Except as described in the following notes, each person or group owns the shares directly and has sole voting and investment power with respect to such shares. The shares listed include shares subject to options exercisable within sixty days of February 25, 2002.

(2) The Company's ESOP holds shares of the Company's Common Stock pursuant to the terms of the ESOP. The Trustee of the ESOP, the Trust Department of Mahaska State Bank, has the power to dispose of ESOP shares in accordance with the terms of the ESOP and votes any unallocated ESOP shares at the direction of the Committee acting as ESOP Administrators. The ESOP Administrators are Thomas W. Campbell, President of Central Valley Bank, Robert D. Maschmann, Executive Vice President and Treasurer of Midwest Federal Savings, Michael T. Patrick, President of Pella State Bank, David
    A. Meinert, and John P. Pothoven. Shares allocated to participants' accounts are voted by the respective participants. Shares not voted by a participant will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP. The Trustee disclaims beneficial ownership of all of the shares, and the ESOP Administrators disclaim beneficial ownership of all shares other than those allocated to their respective accounts held by the ESOP. The amount of beneficial ownership shown for the ESOP includes those shares allocated to accounts of directors and executive officers of the Company, which shares are also reflected in the individual's respective beneficial ownership as indicated in the footnotes below.

(3) The address of the ESOP Administrators is 222 First Avenue East, Oskaloosa, IA 52577.

(4) The address of the shareholder listed is P. O. Box 846, Ames, IA 50010. Such shares were held as of December 31, 2001.

(5) Such shares include 1,616 shares owned by his spouse and 19 shares held by a partnership.

(6) Such shares include 9,000 shares owned jointly with his spouse, 75 shares owned jointly with his son, 75 shares owned jointly with his daughter, 4,536 shares held in an IRA, 1,878 shares held in his spouse's IRA, 2,160 shares held in a Keogh, 7,800 shares held in his spouse's profit sharing plan, 1,237 shares subject to currently exercisable options, and 17,487 shares allocated to his ESOP account.

(7) Such shares include 51,539 shares owned by his spouse, 3,194 shares owned jointly with his spouse, a total of 2,099 shares owned as custodian for his two minor children, 57,503 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 72,420 shares subject to currently exercisable options, 22,122 shares allocated to his spouse's ESOP account, and 31,502 shares allocated to his ESOP account.

(8) Such shares include 7,270 shares owned jointly with his spouse, a total of 532 shares owned as custodian for his two minor children, 64,758 shares subject to currently exercisable options, and 29,348 shares allocated to his ESOP account. Excludes the remaining 563,013 ESOP shares with respect to which Mr. Meinert shares dispositive power as an ESOP Administrator.

(9) Such shares include 4,117 shares held in an IRA, 33,402 shares subject to currently exercisable options, and 46,392 shares allocated to his ESOP account. Excludes the remaining 545,969 ESOP shares with respect to which Mr. Pothoven shares dispositive power as an ESOP Administrator.

(10) Such shares include 600 shares held in his spouse's IRA and 10,880 shares subject to currently exercisable options.

(11) Such shares include 223 shares owned by his spouse, 380 shares owned by a corporation of which Mr. Wake has control, 8 shares held by his spouse's partnership, and 6,749 shares subject to currently exercisable options.

(12) Such shares include 655 shares held in an IRA, 500 shares owned by a corporation of which Mr. Welter has control, and 2,110 shares subject to currently exercisable options.

(13) Such shares include 470 shares held in a profit sharing plan, 290 shares held in his spouse's IRA, and 75 shares held in his spouse's profit sharing plan.

(14) Such shares include a total of 146,851 ESOP shares allocated to the accounts of directors and executive officers and a total of 191,556 shares subject to currently exercisable options.

                                  PROPOSAL 2

Ratification Of Auditors' Appointment

   The Board of Directors of the Company, at the recommendation of the Audit Committee, has approved the accounting firm of KPMG LLP, independent certified public accountants, as the principal accountant for the Company to conduct the audit examination of the Company and its subsidiaries for the 2002 fiscal year. KPMG LLP was also the principal accountant and performed the audit for the 2001 fiscal year.

   A representative from KPMG LLP is anticipated to be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.
   The Board recommends that shareholders vote FOR the ratification of the appointment of KPMG LLP as independent auditors for the 2002 fiscal year. In the absence of instructions to the contrary, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of KPMG LLP as independent auditors.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Audit Fees:

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $93,300.

  Financial Information Systems Design and Implementation Fees:

   There were no fees billed by KPMG LLP for professional services for financial information systems design and implementation for the 2001 fiscal year.

  All Other Fees:

   The aggregate fees billed for services rendered by KPMG LLP other than the services covered in the preceding two paragraphs for the 2001 fiscal year were $505,011. Of this amount $58,200 was for tax return preparation and review, $4,400 was for an audit of the December 31, 2000 Mahaska Investment Company Employee Stock Ownership Plan and Trust, $4,400 was for an audit of the December 31, 2000 Mahaska Investment Company 401(k) Plan, and $438,011 was for professional services in regard to a profit improvement project for Mahaska Investment Company.

  Independence:

   The Audit Committee has determined that the fees charged under the preceding two sections of this section are compatible with the maintenance of the independence of KPMG LLP.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, systems of internal controls regarding finance, accounting and legal compliance and monitoring the independence and performance of the Company's independent auditors and internal auditing department. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

   The Board adopted a written Charter for the Audit Committee which was filed as an attachment to the Proxy for the annual meeting held in April 2001. The Audit Committee met six times during the 2001 fiscal year.

   As part of its responsibilities, the Audit Committee hereby reports as follows:

    1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

    2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

    3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees) and has discussed with the independent accountants the independent accountant's independence.

    4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

   Each of the members of the Audit Committee is independent as defined under the listing standards of the NASD/AMEX exchange.

   The undersigned members of the Audit Committee have submitted this Report.

                                          Richard R. Donohue
                                          Michael R. Welter
                                          Edward C. Whitham

                                GENERAL MATTERS

Financial Statements

   The Company's 2001 Annual Report to Shareholders has accompanied the mailing of this Proxy Statement.

   The Company will provide without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of its annual report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements, for the fiscal year ended December 31, 2001. Such written request should be directed to Karen K. Binns, Secretary/Treasurer, Mahaska Investment Company, P. O. Box 1104, Oskaloosa, Iowa 52577-1104. It is also available on the Securities and Exchange Commission's Internet web site at http://www.sec.gov/cgi-bin/srch-edgar.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and Nasdaq. Specific due dates for these reports have been established, and the Company is required to disclose in its Proxy Statement any failure to file by these dates during the Company's 2001 fiscal year.

   All the applicable filing requirements were satisfied by the officers, directors and 10 percent owners during 2001. In making this statement, the Company is relying upon written representations of its incumbent officers, directors, and 10 percent owners and copies of applicable reports furnished to the Company.

Shareholder Proposals

   In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented as an item of business at the Annual Meeting of Shareholders of the Company to be held in 2003, the proposal must be received at the Company's principal executive offices no later than November 22, 2002. A shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely unless received no later than February 5, 2003.

Other Matters

   Management does not know of any other matters to be presented at the meeting, but should other matters properly come before the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Karen K. Binns, Secretary

March 22, 2002

                          MAHASKA INVESTMENT COMPANY

                        APPENDIX TO THE PROXY STATEMENT
                               FISCAL YEAR 2001

                                   Contents

Management's Discussion and Analysis...............................................  A-1
Consolidated Balance Sheets........................................................ A-13
Consolidated Statements of Income.................................................. A-14
Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income A-15
Consolidated Statements of Cash Flows.............................................. A-16
Notes to Consolidated Financial Statements......................................... A-17
Independent Auditors' Report....................................................... A-37

                          MAHASKA INVESTMENT COMPANY

                     MANAGEMENT'S DISCUSSION & ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   The following discussion and analysis is intended as a review of significant factors affecting the financial condition and results of operation of Mahaska Investment Company and subsidiaries (the "Company") for the periods indicated. The discussion should be read in conjunction with the consolidated financial statements and the notes thereto. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those anticipated in these forward-looking statements.

Overview

   The Company's principal business is conducted by its subsidiary banks and consists of full service community-based commercial and retail banking. Additionally, the Company derives a substantial portion of its operating revenue from its investments in pools of performing and nonperforming loans referred to as loan pool participations. The Company has also operated a commercial finance subsidiary ("MIC Financial") to provide services to small business organizations. MIC Financial is no longer making loans or funding advances to customers and all remaining assets of the entity are in the process of collection. The profitability of the Company depends primarily on its net interest income, provision for loan losses, other income, and operating expenses.

   Net interest income is the difference between total interest income and total interest expense. Interest income is earned by the Company on its loans made to customers, the investment securities it holds in its portfolio, and the interest and discount recovery generated from its loan pool participations. The interest expense incurred by the Company results from the interest paid on customer deposits and borrowed funds. Fluctuations in net interest income can result from the changes in volumes of assets and liabilities as well as changes in market interest rates. The provision for loan losses reflects the cost of credit risk in the Company's loan portfolio and is dependent on increases in the loan portfolio and management's assessment of the collectibility of the loan portfolio under current economic conditions. Other income consists of service charges on deposit accounts, fees received for data processing services provided to nonaffiliated banks, other fees and commissions, and security gains or losses. Operating expenses include salaries and employee benefits, occupancy and equipment expenses, other noninterest expenses, and the amortization of goodwill and other intangibles. These operating expenses are significantly influenced by the growth of operations, with additional employees necessary to staff new banking centers.

  Performance Summary

   For the year ended December 31, 2001, the Company recorded net income of $4,356,000, or $1.10 per share basic and $1.09 per share diluted. This compares with $4,001,000, or $.99 per basic and diluted share, for the year ended December 31, 2000. The $355,000 increase in 2001 net income, or 9 percent, is due to an increase in net interest income and noninterest income including realized security gains that were partially offset by a higher loan loss provision and increased operating expenses in 2001 compared with 2000.

   Total assets of the Company increased 6 percent to a year-end 2001 total of $545,795,000 compared with a 2000 year-end total of $515,212,000 as a result of growth in deposits and borrowed funds. Deposits increased 2 percent to $378,645,000 as of December 31, 2001 through competitive pricing of deposit rates and active marketing programs. The Company's total loans outstanding increased 3 percent in 2001 to $322,681,000 at December 31, 2001, as loan demand slowed reflecting local and national economic conditions. Loan pool participations as of December 31, 2001 totaled $110,393,000, an increase of 48 percent from the year-end 2000 balance of $74,755,000. Throughout 2001, the Company was able to take advantage of purchase opportunities to grow the balance of loan pool participations. The increase was funded utilizing the proceeds from the sale of investment securities and through additional borrowed funds.

   Return on average assets is a measure of profitability that indicates how effectively a financial institution utilizes its assets. It is calculated by dividing net income by average total assets. The Company's return on average assets was .82 percent for 2001, .81 percent for 2000, and .64 percent for 1999. The increase in 2001 net income did not significantly improve the return on average assets since the percentage increase in net income was not proportionately higher than the increase in average assets for the year. The return on average assets increased in 2000 compared with 1999 due to improved net income in 2000, which was proportionately higher than the increase in average assets compared to the previous year. Return on average equity indicates what the Company earned on its shareholders' investment and is calculated by dividing net income by average total shareholders' equity. The return on average equity for the Company was 8.59 percent for 2001, 8.18 percent for 2000, and 5.29 percent for 1999. The increased return on average equity for 2001 compared to 2000 is attributable to the higher earnings. The increase in 2000 compared to 1999 was due to higher earnings in 2000.

Results of Operations

  2001 compared to 2000

   Net Interest Income. Net interest income is the total of interest income less interest expense. The Company's net interest income increased $1,279,000, or 7 percent, to $18,678,000 in 2001 compared with $17,399,000 in 2000. Net interest margin is a measurement of the net return on interest-earning assets and is computed by dividing net interest income for the year by the annual average balance of all interest-earning assets. The net interest margin on a tax-equivalent basis was 3.84 percent for 2001 compared with 3.87 percent for 2000. The increase of net interest income for 2001 was proportionately less than the increase in average earning assets, thus reducing the net interest margin slightly in comparison to 2000.

   Total interest income for 2001 was $40,105,000, an increase of $1,279,000, or 3 percent, over the $38,826,000 recorded in 2000. Interest income and fees on loans decreased $126,000 to $25,172,000 in 2001 mainly due to the decline in national and local market interest rates. The Federal Reserve Board reduced interest rates eleven times during the year 2001. These cuts effectively reduced the rates the Company could charge its borrowing customers as many loans are tied to the prime rate and local market interest rates often move with the national market. The average yield on loans declined to 7.96 percent in 2001 compared with 8.37 percent in 2000. The average volume of loans was $13,880,000 greater in 2001 as the Company continued to experience growth in its loan portfolio. Interest and discount on loan pools increased $2,320,000, or 32 percent, reflecting a $26,417,000 increase in average loan pools in 2001 compared to 2000. For 2001, the average yield on loan pools was 10.91 percent compared to 11.82 percent in 2000. The reductions in national interest rates were reflected in the lower yield on loan pools as newly purchased pools were acquired at lower discount rates. The overall reduction in market interest rates caused the $60,000, or 51 percent, lower amount of income on interest-bearing bank deposits as the average balance was consistent between years. Interest income on investment securities decreased $943,000, or 16 percent, in 2001 from 2000 as the volume of securities was $9,028,000 lower in 2001 and the yields on newly purchased securities were lower reflecting national market rates. The yield on the Company's investment portfolio was 6.55 percent in 2001 compared with 6.99 percent in 2000. Interest income on federal funds sold increased $88,000, or 54 percent, in 2001 due to higher volumes compared with 2000. Lower market interest rates offset, in part, the increased volume of federal funds sold. The Company's overall yield on earning assets declined to 8.17 percent for 2001 compared with 8.53 percent in 2000. Average earning assets were $35,542,000 greater in 2001.

   The 2001 total interest expense of $21,427,000 was equal to the interest expense incurred for 2000. Lower national and local market interest rates allowed the Company to reduce the amount of interest expense on its interest-bearing liabilities, offsetting the additional interest expense resulting from increased average balances of savings accounts, certificates of deposit, and Federal Home Loan Bank advances. The overall rate paid on interest-bearing deposits was 4.36 percent for 2001 compared with 4.64 percent for 2000 reflecting rate reductions in the immediately repriceable deposit accounts and the issuance of fixed-rate certificates of deposit at lower rates. The interest rates paid for federal funds purchased, Federal Home Loan Bank advances, and notes payable all decreased for 2001 following lower market rates. The average rate on all borrowed funds decreased to 6.28 percent for 2001 compared with 7.02 percent for 2000. The Company's overall rate paid on interest-bearing liabilities was 4.77 percent for 2001 versus 5.14 percent for 2000.

   Provision For Loan Losses. The Company's provision for loan loss expense was $1,776,000 in 2001, an increase of $884,000 compared with 2000. The amount the Company provides for loan losses is charged against earnings. Management determines an appropriate provision based on its evaluation of the adequacy of the allowance for loan losses in relationship to a continuing review of current collection risks within its loan portfolio, identified problem loans, the current local and national economic conditions, actual loss experience, regulatory policies, and industry trends. The largest factor in the increase in loan loss provision for 2001 was the charge-off of one large agricultural line of credit totaling $1,000,000 in the third quarter of the year. The remainder of the provision for loan losses was due to concerns with specific identified problem credits, additional loan charge-offs, growth in the loan portfolio throughout the year, and general uncertainties in the local and national economy.

   Other Income. Noninterest income increased $1,721,000, or 67 percent, in 2001 to $4,287,000. This compares with noninterest income of $2,566,000 in 2000. Approximately $296,000 of the increase was due to additional service charges and overdraft fees from deposit accounts. An additional $444,000 in noninterest income was collected from trust fees, brokerage fees, and the earnings recorded on the cash value of life insurance policies. The Company realized gains of $1,018,0000 in 2001 on the sale of available for sale investment securities, which were sold to meet liquidity needs and to purchase additional loan pool participations. Investment security gains realized in 2000 totaled $40,000.

   Other Expense. The Company's noninterest expense totaled $14,467,000 for 2001 compared with $13,313,000 for 2000. The increase of $1,154,000, or 9 percent, for 2001 was mainly due to higher salaries and employee benefit costs, increased occupancy and equipment expense, and additional professional fees incurred by the Company. Salary and benefits expense increased $779,000, or 12 percent, in 2001 primarily due to higher salary levels, additional employees, increased health insurance costs, and greater contributions to ESOP and 401(k) plans. Occupancy and equipment expense rose $285,000, or 15 percent, in 2001 as a result of the opening of two new banking facilities early in the year. Professional fees were $330,000, or 50 percent, higher in 2001 as the Company utilized the services of an outside consultant to analyze profitability and suggest methods to improve it. Other operating expenses decreased $165,000, or 5 percent, in 2001 primarily due to lower other real estate expense. Goodwill amortization declined $75,000 in 2001 compared with 2000.

   Income Tax Expense. Income taxes increased $607,000 in 2001 compared with 2000. The amount of income before taxes was higher in 2001, thus increasing income tax expense. The 2000 tax expense was reduced by $270,000 as a result of the utilization by the Company of a state franchise tax credit. The Company's consolidated income tax rate varies from the statutory rate mainly due to tax-exempt income. The 2001 effective income tax rate as a percent of income before tax was 35.2 percent compared with 30.5 percent for 2000. Without the state franchise tax credit for 2000, the effective tax rate for that year would have been 35.2 percent.

  2000 compared to 1999

   The year 2000 was the first full year the Company included the results of Midwest Federal Savings & Loan Association ("Midwest") in its operations. The Company acquired Midwest on September 30, 1999 through an exchange of stock that was accounted for as a purchase transaction. In accordance with accounting principles generally accepted in the United States of America, the Company's operating results for 1999 only included Midwest operations for the fourth quarter.

   Net Interest Income. The Company's net interest income increased 11 percent to $17,399,000 in 2000. This is $1,764,000 greater than the net interest income of $15,635,000 for 1999. The net interest margin on a tax-equivalent basis was
3.87 percent for 2000 versus 4.89 percent in 1999. For 2000, the increase in net interest income was proportionately less than the increase of average earning assets. The net interest margin generated by Midwest was significantly lower than the historical average for the Company, thus reducing the overall net interest margin for 2000 in comparison with 1999.

   Total interest income for 2000 was $38,826,000, an increase of $9,996,000 over 1999. The additional earning assets of Midwest and growth in average loans at the other subsidiaries provided greater interest income in 2000. Interest income on loans increased $7,721,000, or 44 percent, to $25,298,000 in 2000 compared with $17,577,000 in 1999 primarily due to increased loan volumes. The Company's overall yield on loans declined to 8.37 percent in 2000 due to the higher proportion of real estate loans in the Midwest portfolio. Real estate loans typically have a lower interest rate than commercial or agricultural loans. Nonaccrual loans remained higher than desired throughout 2000 with an average balance of approximately $2,721,000. Nonaccrual loans are non-earning assets that affect the amount of interest income recognized by the Company. For 1999, the Company's overall yield on loans was 8.67 percent. Interest income and discount received on loan pools totaled $7,275,000 in 2000, a decline of $393,000, or 5 percent, compared with 1999 primarily as a result of lower rates on the pool assets. Interest on bank deposits in 2000 of $116,000 was up by $34,000 compared to 1999 as both the balances maintained and the interest rate earned increased. The reduced average balance of fed funds sold in 2000 resulted in $96,000 less interest income received by the Company. Interest income on investment securities totaled $5,973,000 for 2000, with the increase of $2,730,000 primarily due to the acquired portfolio of Midwest. The Company's overall yield on earning assets was 8.53 percent for 2000 compared with 8.95 percent in 1999.

   Interest expense increased $8,232,000, or 62 percent, in 2000 reflecting the additional interest-bearing liabilities of Midwest, growth in deposit volumes, and the higher rates required to be paid by the Company to maintain and attract deposits. The Company's total interest expense for 2000 was $21,427,000 compared with $13,195,000 for 1999. The overall rate paid on deposits increased to 4.64 percent in 2000 compared with 4.34 percent in 1999. Increased rates on borrowed funds also contributed to the additional interest expense. Rates paid on federal funds purchased, Federal Home Loan Bank advances, and notes payable all were greater in 2000 reflecting higher market interest rates compared with 1999. The Company's overall rate paid on interest-bearing liabilities was 5.14 percent for 2000 versus 4.67 percent for 1999.

   Provision For Loan Losses. The Company's provision for loan loss expense was $892,000 in 2000, a decrease of $2,736,000 compared with 1999. The amount the Company provides for loan losses is charged against earnings. The major factor contributing to the decrease in 2000 was the reduced provision related to MIC Financial compared with 1999. MIC Financial's 2000 provision was $62,000 while the 1999 provision totaled $2,439,000. Management determines an appropriate provision based on its evaluation of the adequacy of the allowance for loan losses in relationship to a continuing review of current collection risks within its loan portfolio, identified problem loans, the current local and national economic conditions, actual loss experience, regulatory policies, and industry trends. The Company recorded a provision of $830,000, excluding the $62,000 provision related to MIC Financial, in 2000 due to concerns with specific identified problem credits, additional loan charge-offs, growth in the loan portfolio throughout the year, and general uncertainties in the local and national economy. Excluding MIC Financial, the 1999 provision for loan loss expense was $1,189,000. The $359,000 reduction in the 2000 loan loss provision compared with 1999, exclusive of MIC Financial, mainly reflects a lower amount of identified problem loans in 2000.

   Other Income. During 2000, noninterest income increased $619,000, or 32 percent, to $2,566,000. Noninterest income for 1999 was $1,947,000. The increase was primarily related to additional service charges collected from customers and the charges and fees collected by Midwest. The Company recognized a gain of $40,000 on the sale of available for sale investment securities, which were sold throughout the year to meet liquidity needs. During 1999, the Company recorded a loss on the sale of investment securities of $28,000.

   Other Expense. Other expense was $13,313,000 in 2000 compared with $10,462,000 in 1999. Other expense increased $2,851,000, or 27 percent, in 2000 primarily due to the additional costs related to Midwest. Salaries and employee benefit costs rose $1,234,000 to $6,378,000 in 2000. The amount of the increase is less than the additional salary and benefit costs related to Midwest. The elimination of the staff of MIC Financial and other staff reductions enabled the Company to minimize the increase in 2000 personnel costs compared to 1999. Net occupancy expense increased $360,000, or 24 percent, to $1,877,000 in 2000 due to the additional costs of the Midwest facilities. Other operating expense grew $616,000, or 23 percent, mainly due to Midwest. Goodwill and other intangible asset amortization expense increased $414,000 due to the goodwill and intangible assets created by the Midwest acquisition.

   Income Tax Expense. Income taxes increased $489,000 principally due to an increase in the amount of income before income taxes. The Company recognized a state franchise tax credit of $270,000 in 2000 related to prior years' taxes following an Iowa Department of Revenue determination that a portion of the income attributable to the interest and discount recovery on loan pools is not taxable by the state. Exclusive of the state tax adjustment in 2000, the Company's consolidated income tax rate varies from the statutory rates mainly due to tax-exempt interest income. The state franchise tax credit reduced the 2000 effective income tax rate as a percent of income before taxes to 30.5 percent compared with 36.4 percent in 1999.

Analysis of Financial Condition

  Loans

   The Company's loan portfolio totals increased $10,600,000, or 3 percent, from December 31, 2000 to December 31, 2001. Total loans as of December 31, 2001 were $322,681,000 compared with $312,081,000 in 2000. Overall loan growth was lower in 2001 than in previous years reflecting a softening in the local and national economy. As of December 31, 2001, the Company's loan to deposit ratio was 85.2 percent, compared with 84.3 percent at December 31, 2000. The loan portfolio largely reflects the economic profile of the communities in which the Company operates.

   The Company's total real estate loans (including 1-4 family residential, commercial, agricultural, construction, and multi-family real estate) were $223,126,000 as of December 31, 2001 compared with $206,874,000 as of December 31, 2000. Real estate loans of all types are the Company's largest category of loans comprising 69.2 percent of total loans at year-end 2001 and 66.3 percent at December 31, 2000. Agricultural loans are the next largest category of loans totaling approximately $41,084,000 as of December 31, 2001, compared with $45,404,000 at December 31, 2000. As a percentage of the Company's total loans, at December 31, 2001 agricultural loans were 12.7 percent compared with 14.5 percent at December 31, 2000. Concerns with the agricultural economy have caused management to require that lending officers closely monitor all agricultural credits and identify those specific credits that would be more at risk in the event of continued deterioration in that sector of the economy. The government subsidy payments provided to agricultural operators in 2001 aided the financial situation of many borrowers. The long-term financial stability of the agricultural sector will be mostly affected by improvements and stability in the market prices for the commodities produced and continued funding of government support programs. Commercial loans, which totaled $40,180,000 on December 31, 2001, remained constant at approximately 12.5 percent of the Company's loan portfolio on December 31, 2001 and 2000. The remaining 5.6 percent of the portfolio as of December 31, 2001 consists of $18,291,000 in consumer and other loans.

  Investment In Loan Pools

   The Company invests in pools of performing and nonperforming loans categorized as loan pool participations. These loan pool participations are purchased at a discount from the aggregate outstanding principal amount of the underlying loans. Income is derived from this investment in the form of interest collected and the repayment of principal in excess of the purchase cost which is herein referred to as discount.

   At year-end 2001, the Company's loan pool participation total was $110,393,000 compared with $74,755,000 in 2000, an increase of $35,638,000, or
48 percent. The average loan pool participation investment for 2001 was $87,970,000 compared with an average of $61,553,000 for 2000. During 2001, the Company's strategy was to improve the overall yield on its earning assets by reducing the balance of investment securities and utilizing those funds to increase the amount of loan pool participations. Loan pool participation purchases made by the Company during 2001 totaled $96,957,000 compared with $39,546,000 purchased in 2000. Total purchases for 2001 were significantly greater than the change in year-end balances because a portion of the loan pool assets acquired in 2001 was subsequently sold to a third party. Most of the loan pools acquired in 2001 were higher-quality performing assets that were purchased at a lower discount from the stated principal balance. The reduced discount will result in a lower discount recovery and a subsequent reduction in the overall return on the investment in future years. Throughout 2001, loan pool participations averaged 17.8 percent of average earning assets while in 2000 they represented 13.4 percent of average earning assets. The yield on loan pool participation investments declined to 10.9 percent for 2001, compared with
11.8 percent in 2000. This was partially due to the decline in the national interest rate environment and also to the higher quality of assets being purchased.

  Investment Securities

   The Company manages its investment portfolio to provide both a source of liquidity and earnings. The Company sold available for sale investment securities to provide funds to increase its loan pool participation balances and to fund loan demand in 2001. Investment securities available for sale totaled $50,206,000 on December 31, 2001 compared to $60,758,000 at December 31, 2000. The sale of investment securities enhanced the Company's 2001 earnings through a substantial amount of realized gains due to the low market interest rate environment. Securities classified as held to maturity decreased by $4,589,000 to a balance of $21,332,000 on December 31, 2001 as proceeds from maturing investments were utilized to fund loan demand and loan pool purchases.

  Goodwill And Other Intangible Assets

   The amount of goodwill and other intangible assets decreased to $10,675,000 as of December 31, 2001 as a result of amortization. As of that date, goodwill and other unidentified intangible assets totaled $9,351,000 and core deposit intangibles totaled $1,324,000. Goodwill and other intangible assets on December 31, 2000 totaled $11,725,000.

  Deposits

   Total deposits were $378,645,000 on December 31, 2001 compared with $370,144,000 as of December 31, 2000, an increase of $8,501,000, or 2 percent. This growth was mainly in the more liquid NOW accounts, savings, and money market accounts. Certificates of deposit decreased $4,032,000, or 2 percent, in 2001. Non-interest bearing demand deposits increased $930,000, or 4 percent, at year-end 2001 compared to 2000.

  Capital Resources

   As of December 31, 2001, total shareholders' equity was $50,827,000. Total equity increased by $1,532,000 in 2001 from $49,295,000 at December 31, 2000 mainly as a result of retained earnings and also due to unrealized gains in the available for sale portion of the Company's investment portfolio. In September 2001, the Company's Board of Directors authorized a stock repurchase of up to $4,000,000 and not exceeding 10 percent of the common shares outstanding. During the period from September 14 through December 31, 2001, the Company repurchased 101,000 shares of stock on the open market at an average cost of $11.33 per share. The stock repurchase authorization was subsequently extended through June 30, 2002. A total of 34,280 shares were reissued upon the exercise of stock options throughout 2001, resulting in 3,872,594 shares outstanding at December 31, 2001.

   Shareholders' equity as a percentage of total assets was 9.31 percent on December 31, 2001, versus 9.57 percent on December 31, 2000. The decrease in the percentage of shareholders' equity to total assets reflects the overall increase in total assets in 2001 with the growth in capital proportionately less than the asset growth. Tangible shareholders' equity was 7.5 percent at year-end 2001 and in 2000. Tangible equity is the ratio of shareholders' equity less goodwill and intangible assets in proportion to total assets less goodwill and intangible assets.

   The Company's risk-based Tier 1 core capital ratio was 10.0 percent as of December 31, 2001, and the Total Capital ratio was 10.9 percent. Risk-based capital guidelines require the classification of assets and some off-balance-sheet items in terms of credit-risk exposure and the measuring of capital as a percentage of the risk-adjusted asset totals. Tier 1 core capital is the Company's total common shareholders' equity reduced by goodwill. Total Capital adds the allowance for loan losses to the Tier 1 capital amount. As of December 31, 2000, the Company's Tier 1 capital ratio was 10.6 percent, and the Total Capital ratio was 11.4 percent. These ratios declined in 2001 from 2000 due to the growth in risk-based assets. They substantially exceeded the minimum regulatory requirements of 4.0 percent for Tier 1 capital and 8.0 percent for Total Capital. The Company's Tier 1 Leverage ratio, which measures Tier 1 capital in relation to total assets, was 7.6 percent as of December 31, 2001 and 7.8 percent at December 31, 2000, exceeding the regulatory minimum requirement range of 3.0 percent to 5.0 percent.

   As of December 31, 2001, the Company had borrowed $2,500,000 on a revolving line of credit and $6,700,000 under a term loan agreement from a major commercial bank to fund loan pool participation investments and to provide additional capital to Pella State Bank, Central Valley Bank, and MIC Financial. The Company entered into this revised credit agreement arrangement on June 30, 2000. The revolving agreement provides for a maximum line of $9,000,000 and matures on June 30, 2002. The term loan agreement provides for annual principal amortization of the debt with the final payment due December 31, 2004. Additionally, as of December 31, 2001, the Company's subsidiaries had borrowed $91,174,000 in fixed-rate advances from the Federal Home Loan Bank of Des Moines. Advances from the Federal Home Loan Bank at year-end 2001 increased $16,124,000 from 2000. Throughout 2001, the Company elected to utilize advances from the Federal Home Loan Bank as an alternative funding mechanism to provide liquidity to meet loan demand and to purchase loan pool participations on a long-term fixed-rate basis. The Company had no material commitments for capital expenditures as of December 31, 2001.

   The Company's common stock closed the year 2001 at $11.70 per share, representing .89 times the December 31, 2001 book value per share of $13.12. The book value per share was $12.51 on December 31, 2000. Tangible book value per share was $10.37 on December 31, 2001 compared with $9.54 in 2000.

Liquidity

   Liquidity management involves the ability to meet the cash flow requirements of depositors and borrowers. Liquidity management is conducted by the Company on both a daily and long-term basis. The Company adjusts its investments in liquid assets based upon management's assessment of expected loan demand, projected loan sales, expected deposit flows, yields available on interest-bearing deposits, and the objectives of its asset/liability management program. Excess liquidity is invested generally in short-term U.S. Government and agency securities, short-term state and political subdivision securities, and other investment securities.

   Liquid assets of cash on hand, balances due from other banks, and federal funds sold are maintained to meet customer needs. The Company had liquid assets of $15,837,000 as of December 31, 2001, compared with $15,517,000 as of December 31, 2000. Investment securities classified as available for sale and securities and loans maturing within one year totaled $114,362,000 and $130,683,000 as of December 31, 2001 and 2000, respectively. Assets maturing within one year, combined with liquid assets, were 34.4 percent at December 31, 2001 and 39.5 percent at December 31, 2000 of total deposits as of the same dates.

   The Company's principal sources of funds are deposits, advances from the Federal Home Loan Bank, principal repayments on loans, proceeds from the sale of loans, principal recoveries on loan pool participations, proceeds from the maturity and sale of investment securities, its commercial bank line of credit, and funds provided by operations. While scheduled loan amortization and maturing interest-bearing deposits are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by economic conditions, the general level of interest rates, and competition. Principal recoveries on loan pool participations are also influenced by economic conditions and to a lesser extent, the interest rate environment. The Company utilizes particular sources of funds based on comparative costs and availability. This includes fixed-rate advances from the Federal Home Loan Bank that were obtained at a more favorable cost than deposits. The Company generally manages the pricing of its deposits to maintain a steady deposit base but has from time to time decided not to pay rates on deposits as high as its competition.

   Net cash provided by operations is another major source of liquidity. The net cash provided by operating activities was $7,860,000 in 2001, $5,685,000 in 2000, and $5,120,000 in 1999. This trend of strong cash from operations is expected to continue into the foreseeable future.

   The Company anticipates that it will have sufficient funds available to fund its loan commitments. As of December 31, 2001, the Company had outstanding commitments to extend credit of $35,662,000 and had no commitments to sell loans. Certificates of deposit maturing in one year or less totaled $129,051,000 as of December 31, 2001. Management believes that a significant portion of these deposits will remain with the Company.

   The Company continues to seek acquisition opportunities that would strengthen its presence in current and new market areas. There are currently no pending acquisitions that would require the Company to secure capital from public or private markets.

Asset-Liability Management

   The Company's strategy with respect to asset-liability management is to maximize net interest income while limiting exposure to risks associated with volatile interest rates. This strategy is implemented by the subsidiary banks' asset-liability committees that take action based upon their analysis of expected changes in the composition and volumes of the balance sheet and the fluctuations in market interest rates. One of the measures of interest-rate sensitivity is the gap ratio. This ratio indicates the amount of interest-earning assets repricing within a given period in comparison to the amount of interest-bearing liabilities repricing within the same period of time. A gap ratio of 1.0 indicates a matched position, in which case the effect on net interest income due to interest rate movements will be minimal. A gap ratio of less than 1.0 indicates that more liabilities than assets reprice within the time period and a ratio greater than 1.0 indicates that more assets reprice than liabilities.

   As of December 31, 2001, the Company's cumulative gap ratios for assets and liabilities repricing within three months and within one year were .32 and .52 respectively, meaning more liabilities than assets are scheduled to reprice within these periods. This situation suggests that a decrease in market interest rates may benefit net interest income and that an increase in interest rates may negatively impact the Company. The gap position is largely the result of classifying interest-bearing NOW accounts, money market accounts, and savings accounts as immediately repriceable and the classification of loan pool participations as repricing over a three-year period based on the historical average for return of pool investment.

Market Risk Management

   Market risk is the risk of earnings volatility that results from adverse changes in interest rates and market prices. The Company's market risk is comprised primarily of interest rate risk arising from its core banking activities of lending and deposit taking. Interest rate risk is the risk that changes in market interest rates may adversely affect the Company's net interest income. Management continually develops and applies strategies to mitigate this risk. Management does not believe that the Company's primary market risk exposures and how those exposures were managed in 2001 changed when compared to 2000.

   The Company uses a third-party computer software simulation modeling program to measure its exposure to potential interest rate changes. For various assumed hypothetical changes in market interest rates, numerous other assumptions are made such as prepayment speeds on loans and securities backed by mortgages, the slope of the Treasury yield curve, the rates and volumes of the Company's deposits, and the rates and volumes of the Company's loans. This analysis measures the estimated change in net interest income in the event of hypothetical changes in interest rates. The following table presents the Company's projected changes in net interest income for the various rate shock levels at December 31, 2001.

                                   $ Change % Change
                                   -------- --------
                           +200 bp  10,000    0.04%
                           +100 bp  (1,000)  -0.01%
                           Base...       0    0.00%
                           -100 bp  10,000    0.04%
                           -200 bp  15,000    0.07%

   As shown above, at December 31, 2001, the effect of a ramped 200 basis point increase in interest rates would increase the Company's net interest income by approximately $10,000. The effect of a ramped 200 basis point decrease in rates would increase the Company's net interest income by approximately $15,000. The reduction in national market interest rates that occurred in 2001 have allowed the Company to lower the rates it is paying on many liquid deposit accounts to a point where they cannot be decreased by another 200 basis points. Interest rate floors in place on many of the Company's loans have also been reached. Consequently, additional reductions in market interest rates will have a minimal impact on the Company's net interest margin. Based on the computer simulation, a 200 basis point ramped increase in interest rates would not have a significant effect on the net interest margin as variable rate assets and liabilities would reprice concurrently.

   Computations of the prospective effects of hypothetical interest rate changes are based on numerous assumptions. Actual values may differ from those projections set forth above. Further, the computations do not contemplate any actions the Company may undertake in response to changes in interest rates.

Loan Quality

   Total loans increased 3 percent during 2001 to a year-end total of $322,681,000. Credits held by MIC Financial continued to be reduced through collection efforts and charge-offs during the year. As of December 31, 2001, the loans attributable to MIC Financial were $1,006,000, approximately .3 percent of the Company's total loans outstanding.

   Non-performing assets as of December 31, 2001 totaled $3,670,000. The year-end 2001 total of non-performing assets increased $147,000, or 4 percent, when compared with the December 31, 2000 amount of $3,523,000. The ratio of total non-performing loans and assets to total loans was 1.14 percent for year-end 2001 and 1.13 percent for year-end 2000. Nonaccrual loans increased $517,000 to a December 31, 2001 total of $2,559,000, consisting mainly of agricultural and commercial loans. Loans past due 90 days and over as of year-end 2001 totaled $926,000, and consisted primarily of residential real estate and agricultural loans. Loans past due 90 days and over as of December 31, 2001 increased $16,000 compared with the year-end 2000 total. Other real estate consists of real estate acquired by the Company through foreclosure. Other real estate decreased $386,000 to $185,000 from the December 31, 2000 total of $571,000 primarily due to the sale of foreclosed property during the year. Efforts to further improve asset quality continue.

   The allowance for loan losses was $3,381,000 on December 31, 2001 and totaled $2,933,000 as of December 31, 2000. The allowance represented 1.05 percent of total loans at December 31, 2001 and .94 percent of loans on December 31, 2000. The increase in the amount of the allowance for loan losses as of December 31, 2001 was the result of growth in the loan portfolio during the year and management's concerns about deterioration in the national and local economy. The allowance as a percentage of non-performing assets was

92.1 percent on December 31, 2001 and 83.2 percent on December 31, 2000. Net loan charge-offs for 2001 were $1,328,000, or .42 percent of average loans, compared with 2000 charge-offs of $1,965,000, or .65 percent of average loans. Most of the net charge-offs during 2001 were agricultural credits, with one charge-off totaling $1,000,000. The allowance for loan losses is maintained at a level considered by management to be adequate to provide for loan losses inherent in the portfolio on the balance sheet date.

Future Prospects

   Inflation can have a significant effect on the operating results of all industries. Management believes that inflation does not affect the banking industry as much as it does other industries with a high proportion of fixed assets and inventory. Inflation does, however, have an impact on the growth of total assets and the need to maintain a proper level of shareholders' capital.

   Interest rates are significantly affected by inflation. It is difficult to assess the impact rate changes have since neither the timing nor the magnitude of changes in the various inflation indices coincides with changes in interest rates. There is, of course, an impact on longer-term earning assets; however, this effect continues to diminish as investment maturities are shortened and interest-earning assets and interest-bearing liabilities shift from fixed-rate long-term to rate-sensitive short-term.

   During 2001 the national inflation rate remained low with the economy determined to be in a mild recession. Interest rates moved downward dramatically throughout the year as the Federal Reserve Board cut rates eleven times. Management of the Company believes that the 2002 rate of inflation will remain consistent with 2001 and that interest rates may not move any lower. Rates in 2002 may move upward slightly later in the year as the economy is forecast to begin recovering from a recessionary period. Although the Company is in a negative gap position (a greater amount of interest-bearing liabilities are repriceable compared to repriceable interest-earning assets), additional declines in interest rates may not have a significant effect on the Company's net interest margin since many rates on interest-paying liabilities cannot be moved lower. If interest rates do increase, the Company's net interest margin may not change significantly as many interest-earning assets will reprice with the interest-paying liabilities. If interest rates remain constant, maturing fixed-rate deposits will continue to reprice at lower rates, thus reducing the Company's overall cost of funds and benefiting the net interest margin. The full benefit of low market interest rates may not be recognized by the Company depending on the competitive environment for deposits in the individual subsidiaries' markets. Management continues to focus on managing the net interest margin in 2002.

   Management anticipates that in 2002 they will continue to explore opportunities to acquire additional loan pool participation investments. Bids on pool participations during the year will take into account the availability of funds to invest, the market for such pools in terms of price and availability, and the potential return on the pools relative to risk.

Accounting and Financial Reporting Developments

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, an amendment to SFAS No. 133. SFAS No. 133 and 137 require recognition of all derivative instruments as either assets or liabilities in the statement of financial condition and measurement of those instruments at fair value. A derivative may be designated as a hedge of an exposure to changes in the fair value of a recognized asset or liability, an exposure to variable cash flows of a forecasted transaction, or a foreign currency exposure. The accounting for gains and losses associated with changes in the fair value of a derivative and the impact on the Company's consolidated financial statements will depend on its hedge designation and whether the hedge is effective in offsetting changes in the fair value or cash flows of the underlying hedged item. The statement was effective for the Company beginning January 1, 2001. The impact of SFAS No. 133 and 137 on the Company's financial position and results of operations was not material. There were no transition adjustments required.

   The American Institute of Certified Public Accountants ("AICPA") has issued a proposed Statement of Position ("SOP") that addresses the accounting for differences between contractual and expected future cash flows from an investor's initial investment in certain loans and debt securities. It includes such loans acquired in purchase business combinations and would apply to all enterprises. The proposed SOP would limit the yield that may be accreted (accretable yield) to the excess of the investor's estimate of undiscounted expected future principal and interest cash flows (expected future cash flows) over the investor's initial investment in the loan. The implementation of this proposed SOP has been delayed pending agreement between the FASB and the AICPA.

   SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in September 2000 and replaces SFAS 125 of the same title. SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities after March 31, 2001. The adoption of SFAS 140 did not have a material impact on the results of operations or financial condition of the Company.

   In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset, which is depreciated over the life of the asset. The Company is required to adopt SFAS 143 on January 1, 2003. Management of the Company does not expect the adoption of SFAS No. 143 to have a material effect on its financial statements.

   In July 2001, the FASB issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. Statement 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted the provisions of Statement 141 on July 1, 2001, and Statement 142 on January 1, 2002. The adoption of these statements did not have a material effect on the Company's financial statements. The Company will realize a reduction in goodwill amortization expense beginning in 2002 since the goodwill in the amount of $5,667,000 attributable to the merger of Midwest will no longer be amortized. The anticipated reduction in amortization expense will be approximately $252,000 annually. The remaining goodwill in the amount of $3,684,000 will continue to be amortized under SFAS Statement No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions."

   SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company adopted SFAS 144 on January 1, 2002. The effects of implementation were immaterial.

Critical Accounting Policies

   The Company has identified two critical accounting policies and practices relative to the financial condition and results of operation. These two accounting policies relate to the allowance for loan losses and to loan pool accounting.

   The allowance for loan losses is based on management's opinion, and is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's estimate of probable credit losses. The allowance for loan loss is established through a provision for loss based on management's evaluation of the risk inherent in the loan portfolio, the composition of the portfolio, specific impaired loans, and current economic conditions. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loss experience, and other factors that warrant recognition in providing for an adequate allowance for loan loss.

   The loan pool accounting practice relates to management's opinion that the investment amount reflected on the Company's financial statements does not exceed the estimated net realizable value or the fair value of the underlying collateral securing the purchased loans. In evaluating the purchased loan portfolio, management takes into consideration many factors, including the borrowers' current financial situation, the underlying collateral, current economic conditions, historical collection experience, and other factors relative to the collection process.

   In the event that management's evaluation of the level of the allowance for loan losses is inadequate, the Company would need to increase its provision for loan losses. If the estimated realizable value of the loan pool participations is understated, the Company's yield on the loan pools would be reduced.

Impact of the Gramm-Leach-Bliley Act

   On November 12, 1999, President Clinton signed the Gramm-Leach-Bliley Act (the "GLB Act"), which among other things establishes a comprehensive framework to permit affiliations among commercial banks, insurance companies, and securities firms. The GLB Act requires financial institutions to disclose to customers and to non-customers ATM fees and also requires the federal banking regulatory agencies to develop regulations implementing the privacy protection provisions of the Act. The Company does not believe that the GLB Act will have a material adverse effect upon its operations in the near term. However, to the extent the GLB Act permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than the Company currently offers and that can aggressively compete in the markets the Company currently serves.

Consolidated Balance Sheets

                                                                                         December 31
                                                                                      -----------------
                                                                                        2001     2000
                                                                                      --------  -------
                                                                                        (in thousands)
Assets:
Cash and due from banks.............................................................. $ 12,872   10,544
Interest-bearing deposits in banks...................................................    2,965    3,818
Federal funds sold...................................................................       --    1,155
                                                                                      --------  -------
   Cash and cash equivalents.........................................................   15,837   15,517
                                                                                      --------  -------
Investment securities (notes 2 and 8):
   Available for sale, at fair value.................................................   50,206   60,758
   Held to maturity (fair value of $22,034 in 2001 and $26,234 in 2000)..............   21,332   25,921
Loans, net of unearned discount (notes 3, 5, and 8)..................................  322,681  312,081
Allowance for loan losses (note 4)...................................................   (3,381)  (2,933)
                                                                                      --------  -------
   Net loans.........................................................................  319,300  309,148
                                                                                      --------  -------
Loan pool participations.............................................................  110,393   74,755
Premises and equipment, net (note 6).................................................    8,355    6,890
Accrued interest receivable..........................................................    4,540    5,201
Goodwill and other intangible assets.................................................   10,675   11,725
Other assets.........................................................................    5,157    5,297
                                                                                      --------  -------
       Total assets.................................................................. $545,795  515,212
                                                                                      ========  =======
Liabilities and Shareholders' Equity:
Deposits (notes 2 and 7):
   Demand............................................................................ $ 26,961   26,031
   NOW and Super NOW.................................................................   45,372   43,380
   Savings...........................................................................   97,989   88,378
   Certificates of deposit...........................................................  208,323  212,355
                                                                                      --------  -------
       Total deposits................................................................  378,645  370,144
Federal funds purchased..............................................................   10,650    2,345
Federal Home Loan Bank advances (note 8).............................................   91,174   75,050
Notes payable (note 9)...............................................................    9,200   13,200
Other liabilities....................................................................    5,299    5,178
                                                                                      --------  -------
       Total liabilities.............................................................  494,968  465,917
                                                                                      --------  -------
Shareholders' equity:
   Common stock, $5 par value; authorized 20,000,000 shares; issued 4,912,849 shares
     as of December 31, 2001 and 2000................................................   24,564   24,564
   Capital surplus...................................................................   13,033   13,127
   Treasury stock at cost, 1,040,255 and 973,535 shares as of December 31, 2001 and
     2000, respectively..............................................................  (12,595) (11,869)
   Retained earnings (note 16).......................................................   25,082   23,102
   Accumulated other comprehensive income............................................      743      371
                                                                                      --------  -------
       Total shareholders' equity....................................................   50,827   49,295
                                                                                      --------  -------
       Total liabilities and shareholders' equity.................................... $545,795  515,212
                                                                                      ========  =======

         See accompanying notes to consolidated financial statements.

Consolidated Statements of Income

                                                                Year ended December 31
                                                                ---------------------
                                                                 2001    2000   1999
                                                                ------- ------ ------
                                                                (in thousands, except
                                                                  per share amounts)
Interest income:
Interest and fees on loans..................................... $25,172 25,298 17,577
Interest income and discount on loan pool participations.......   9,595  7,275  7,668
Interest on bank deposits......................................      56    116     82
Interest on federal funds sold.................................     252    164    260
Interest on investment securities:
   Available for sale..........................................   3,542  4,182  2,214
   Held to maturity............................................   1,488  1,791  1,029
                                                                ------- ------ ------
       Total interest income...................................  40,105 38,826 28,830
                                                                ------- ------ ------
Interest expense:
Interest on deposits (note 7):
   NOW and Super NOW...........................................     521    782    637
   Savings.....................................................   2,961  3,779  2,837
   Certificates of deposit.....................................  11,920 10,788  7,060
Interest on federal funds purchased............................      57    191     94
Interest on Federal Home Loan Bank advances....................   5,166  4,484  1,287
Interest on notes payable......................................     802  1,403  1,280
                                                                ------- ------ ------
       Total interest expense..................................  21,427 21,427 13,195
                                                                ------- ------ ------
       Net interest income.....................................  18,678 17,399 15,635
Provision for loan losses (note 4).............................   1,776    892  3,628
                                                                ------- ------ ------
       Net interest income after provision for loan losses.....  16,902 16,507 12,007
                                                                ------- ------ ------
Other income:
Service charges................................................   2,117  1,821  1,332
Data processing income.........................................     206    203    200
Other operating income.........................................     946    502    443
Investment security gains (losses), net (note 2)...............   1,018     40    (28)
                                                                ------- ------ ------
       Total other income......................................   4,287  2,566  1,947
                                                                ------- ------ ------
Other expense:
Salaries and employee benefits expense (note 13)...............   7,157  6,378  5,144
Net occupancy expense..........................................   2,162  1,877  1,517
Professional fees..............................................     988    658    431
Goodwill and other intangible asset amortization...............   1,050  1,125    711
Other operating expense........................................   3,110  3,275  2,659
                                                                ------- ------ ------
       Total other expense.....................................  14,467 13,313 10,462
                                                                ------- ------ ------
       Income before income tax expense........................   6,722  5,760  3,492
Income tax expense (note 11)...................................   2,366  1,759  1,270
                                                                ------- ------ ------
       Net income.............................................. $ 4,356  4,001  2,222
                                                                ======= ====== ======
Net income per share--basic.................................... $  1.10   0.99   0.58
                                                                ======= ====== ======
Net income per share--diluted.................................. $  1.09   0.99   0.56
                                                                ======= ====== ======

         See accompanying notes to consolidated financial statements.

 Consolidated Statements of Changes in Shareholders' Equity and Comprehensive
                                    Income

                                                                                    Accumulated
                                                                                       Other
                                                 Common  Capital Treasury Retained Comprehensive
                                                 Stock   Surplus  Stock   Earnings Income (Loss) Total
                                                 ------- ------- -------- -------- ------------- ------
                                                            (in thousands, except share data)
Balance at December 31, 1998.................... $19,038     17   (2,799)  21,806        170     38,232
                                                 ======= ======  =======   ======      =====     ======
Comprehensive income:
 Net income.....................................      --     --       --    2,222         --      2,222
 Unrealized losses arising during the year on
   securities available for sale................      --     --       --       --       (695)      (695)
 Plus realized losses on securities available
   for sale, net of tax.........................      --     --       --       --         18         18
                                                 ------- ------  -------   ------      -----     ------
     Total comprehensive income.................      --     --       --    2,222       (677)     1,545
                                                 ------- ------  -------   ------      -----     ------
 Dividends paid (.60 per share).................      --     --       --   (2,310)        --     (2,310)
 Stock issued for acquisition of Midwest
   Bancshares, Inc. (1,105,348 shares)..........   5,526 13,281       --       --         --     18,807
 Stock options exercised (54,821 shares)........      --   (106)     868     (207)        --        555
 Treasury stock purchased (461,400 shares)......      --     --   (6,594)      --         --     (6,594)
                                                 ------- ------  -------   ------      -----     ------
     Balance at December 31, 1999...............  24,564 13,192   (8,525)  21,511       (507)    50,235
                                                 ------- ------  -------   ------      -----     ------
Comprehensive income:
 Net income.....................................      --     --       --    4,001         --      4,001
 Unrealized gains arising during the year on
   securities available for sale................      --     --       --       --        908        908
 Less realized gains on securities available for
   sale, net of tax.............................      --     --       --       --        (30)       (30)
                                                 ------- ------  -------   ------      -----     ------
     Total comprehensive income.................      --     --       --    4,001        878      4,879
                                                 ------- ------  -------   ------      -----     ------
 Dividends paid (.60 per share).................      --     --       --   (2,410)        --     (2,410)
 Stock options exercised (7,300 shares).........      --    (65)      89       --         --         24
 Treasury stock purchased (403,100 shares)......      --     --   (3,433)      --         --     (3,433)
                                                 ------- ------  -------   ------      -----     ------
     Balance at December 31, 2000 .............. $24,564 13,127  (11,869)  23,102        371     49,295
                                                 ------- ------  -------   ------      -----     ------
Comprehensive income:
 Net income.....................................      --     --       --    4,356         --      4,356
 Unrealized gains arising during the year on
   securities available for sale................      --     --       --       --      1,010      1,010
 Less realized gains on securities available for
   sale, net of tax.............................      --     --       --       --       (638)      (638)
                                                 ------- ------  -------   ------      -----     ------
     Total comprehensive income.................      --     --       --    4,356        372      4,728
                                                 ------- ------  -------   ------      -----     ------
 Dividends paid (.60 per share).................      --     --       --   (2,376)        --     (2,376)
 Stock options exercised (34,280 shares)........      --    (94)     418       --         --        324
 Treasury stock purchased (101,000 shares)......      --     --   (1,144)      --         --     (1,144)
                                                 ------- ------  -------   ------      -----     ------
     Balance at December 31, 2001............... $24,564 13,033  (12,595)  25,082        743     50,827
                                                 ======= ======  =======   ======      =====     ======

         See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

                                                                         Year ended December 31
                                                                       --------------------------
                                                                         2001     2000     1999
                                                                       --------  -------  -------
                                                                             (in thousands)
Cash flows from operating activities:
Net income............................................................ $  4,356    4,001    2,222
                                                                       --------  -------  -------
Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation and amortization........................................    1,991    1,788    1,340
 Provision for loan losses............................................    1,776      892    3,628
 Investment securities (gains) losses, net............................   (1,018)     (40)      28
 Loss on sale of premises and equipment...............................       53        5        -
 Amortization of investment securities and loan premiums..............      251      233      199
 Accretion of investment securities and loan discounts................     (253)    (262)    (465)
 Decrease (increase) in other assets..................................      801   (2,689)    (705)
 (Decrease) increase in other liabilities.............................      (97)   1,757   (1,127)
                                                                       --------  -------  -------
  Total adjustments...................................................    3,504    1,684    2,898
                                                                       --------  -------  -------
  Net cash provided by operating activities...........................    7,860    5,685    5,120
                                                                       --------  -------  -------
Cash flows from investing activities:
Investment securities available for sale:
  Proceeds from sales.................................................   35,281   13,988    9,465
  Proceeds from maturities............................................    9,245    5,265   11,372
  Purchases...........................................................  (32,390) (17,956) (16,238)
Investment securities held to maturity:
  Proceeds from maturities............................................    5,695    6,622    5,836
  Purchases...........................................................   (1,000)  (2,996)  (2,221)
Net increase in loans.................................................  (11,862) (31,868) (18,318)
Purchases of loan pool participations.................................  (96,957) (39,546) (41,440)
Principal recovery on sale of loan pool participations................   26,004        -        -
Principal recovery on loan pool participations........................   35,315   32,547   32,973
Purchases of premises and equipment...................................   (2,480)    (953)    (437)
Proceeds from sale of premises and equipment..........................        3       44        6
Cash received in acquisition of Midwest Bancshares, Inc...............       --       --    3,403
                                                                       --------  -------  -------
   Net cash used in investing activities..............................  (33,146) (34,853) (15,599)
                                                                       --------  -------  -------
Cash flows from financing activities:
Net increase in deposits..............................................    8,565   21,568    8,775
Net increase (decrease) in federal funds purchased....................    8,305     (620)   2,989
Federal Home Loan Bank advances.......................................   41,500   53,500   11,900
Repayment of Federal Home Loan Bank advances..........................  (25,568) (42,063)  (5,038)
Advances on notes payable.............................................    3,000    1,900    6,910
Principal payments on notes payable...................................   (7,000)  (6,700)  (5,910)
Dividends paid........................................................   (2,376)  (2,410)  (2,310)
Purchases of treasury stock...........................................   (1,144)  (3,433)  (6,594)
Proceeds from stock options exercised.................................      324       24      555
                                                                       --------  -------  -------
   Net cash provided by financing activities..........................   25,606   21,766   11,277
                                                                       --------  -------  -------
   Net increase (decrease) in cash and cash equivalents...............      320   (7,402)     798
Cash and cash equivalents at beginning of year........................   15,517   22,919   22,121
                                                                       --------  -------  -------
Cash and cash equivalents at end of year.............................. $ 15,837   15,517   22,919
                                                                       ========  =======  =======
Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest............................................................ $ 21,862   20,912   13,307
                                                                       ========  =======  =======
  Income taxes........................................................ $  2,344    1,112    2,251
                                                                       ========  =======  =======

           See accompanying notes to consolidated financial statements.

December 31, 2001, 2000, and 1999

1.  Summary of Significant Accounting Policies

   The accounting and reporting policies of Mahaska Investment Company and subsidiaries (the "Company") conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The consolidated financial statements of the Company include its 100 percent owned subsidiaries, Mahaska State Bank, Central Valley Bank, Pella State Bank, Midwest Federal Savings and Loan Association of Eastern Iowa, and MIC Financial, Inc. All material intercompany transactions have been eliminated in consolidation.

MIC Financial, Inc.

   On April 23, 1999, the Company announced that it had elected to seek a buyer for MIC Financial, Inc. (MIC Financial), its wholly-owned commercial finance subsidiary. A satisfactory agreement could not be reached with any potential buyers, so the decision was made to sell groups of leases and assets. Sales, collections, and charge-off's have reduced MIC Financial's total loan and lease portfolio to $1,006,000, or approximately .3 percent of the Company's total loans as of December 31, 2001. As of December 31, 2001, the allowance for loan losses related to the remaining MIC Financial loans and leases was $65,000. The Company's financial results for the year ended December 31, 1999, included a loan loss provision of $2,439,000 and charges aggregating $385,000 primarily related to losses on sales of assets and expenses incurred in collecting loans. Management continues to evaluate options on the remaining assets of MIC Financial.

Acquisition of Midwest Bancshares, Inc.

   The Company acquired all the outstanding shares of Midwest Bancshares, Inc. ("Midwest") of Burlington, Iowa in a tax-free exchange of 1,105,348 shares of Company common stock on September 30, 1999. Midwest was the parent company of Midwest Federal Savings and Loan Association of Eastern Iowa ("Midwest Federal"), a community-oriented thrift institution, with locations in Burlington, West Burlington, Fort Madison, and Wapello, Iowa.

   Following the merger, Midwest Federal became a wholly-owned subsidiary of the Company, retaining its separate thrift charter. As of September 30, 1999, Midwest Federal had total assets of $176,929,000, loans of $100,239,000 and deposits of $107,164,000. The transaction with Midwest was accounted for using the purchase method of accounting. The excess of purchase price over the identifiable fair value of the tangible and identifiable intangible assets acquired and the liabilities assumed of $6,234,000 was recorded as goodwill and is being amortized over 25 years on a straight-line basis. Midwest's results of operations for the three months ended December 31, 1999, and for the years ended December 31, 2000 and 2001 are included in the Company's consolidated statements of income.

Nature of Operations

   The bank subsidiaries engage in retail and commercial banking and related financial services, providing the usual products and services such as deposits, commercial, real estate, and consumer loans, and trust services. Mahaska State Bank also provides data processing services to affiliated and non-affiliated banks.

   Since 1988, the Company, either directly or through the bank subsidiaries, has invested in loan pool participations that have been purchased by certain non-affiliated independent service corporations (collectively, "the Servicer") from the Federal Deposit Insurance Corporation ("FDIC"), the Resolution Trust Corporation ("RTC"), or other sources. These loan pool investments are comprised of packages of loans previously made by financial institutions, which often include distressed or nonperforming loans, that have been sold at prices reflecting various discounts from the aggregate outstanding principal amount of the underlying loans depending on the credit quality of the portfolio. The Servicer collects and remits these amounts, less servicing fees, to the participants.

Effect of New Financial Accounting Standards

   Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133," were adopted by the Company on January 1, 2001. The adoption of the standards did not have a material effect on the Company's consolidated financial statements.

   SFAS No. 140, "Accounting for Transfers and Servicing of Financial Asset and Extinguishments of Liabilities", is effective for transfers and servicing of financial assets and extinguishments of liabilities after March 31, 2001. The adoption of this standard did not have a material effect on the Company's consolidated financial statements.

   In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the purchase method of accounting be used for all business combinations. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121 and subsequently, SFAS No. 144 after its adoption.

   The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 on January 1, 2002. Such adoption did not have a material effect on the financial statements.

   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of assets. The Company also records a corresponding asset which is depreciated over the life of the asset. The Company is required to adopt SFAS No. 143 on January 1, 2003.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company adopted SFAS No. 144 on January 1, 2002. Such adoption did not have a material effect on the financial statements.

Earnings per Share

   Basic earnings per share amounts are computed by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share amounts are computed by dividing net income by the weighted average number of shares and all potentially dilutive shares outstanding during the year. The Company has had a Stock Repurchase Plan in effect since April 1995. In accordance with the plan, 101,000, 403,100 and 461,400 shares of common stock were repurchased by the Company during 2001, 2000 and 1999, respectively. The following information was used in the computation of earnings per share on both a basic and diluted basis for the years ended December 31, 2001, 2000 and 1999:

                                                                 2001    2000   1999
                                                                 ----    ----   ----
                                                                (in thousands, except
                                                                 per share amounts)
Basic EPS computation
Numerator:
 Net income.................................................... $4,356  4,001  2,222
                                                                ------  -----  -----
Denominator:
 Weighted average shares outstanding...........................  3,951  4,052  3,864
                                                                ------  -----  -----
Basic EPS...................................................... $ 1.10   0.99   0.58
                                                                ======  =====  =====
Diluted EPS computation
Numerator:
 Net income.................................................... $4,356  4,001  2,222
                                                                ------  -----  -----
Denominator:
 Weighted average shares outstanding...........................  3,951  4,052  3,864
 Weighted average dilutive shares outstanding for stock options     35      5    105
                                                                ------  -----  -----
                                                                 3,986  4,057  3,969
                                                                ------  -----  -----
Diluted EPS.................................................... $ 1.09   0.99   0.56
                                                                ======  =====  =====

Fair Value Financial Instruments

   Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time. Unless included in assets available for sale, it is the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sale activities.

   Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   Estimated fair values have been determined by the Company using the best available information and an estimation method suitable for each category of financial instruments.

Cash and Due from Banks

   The Company is required to maintain certain daily reserve balances on hand in accordance with federal banking regulations. The average reserve balances maintained in accordance with such regulations for the years ended December 31, 2001, 2000 and 1999 were $1,341,000, $1,362,000, and $834,000, respectively.

Investment Securities

   The Company classifies investment securities based on the intended holding period. Securities which may be sold prior to maturity to meet liquidity needs, to respond to market changes, or to adjust the Company's asset-liability position are classified as available for sale. Securities held principally for the purpose of near-term sales are classified as trading. Securities which the Company intends to hold until maturity are classified as held to maturity.

   Investment securities available for sale are recorded at fair value. The aggregate unrealized gains and losses, net of the income tax effect, are recorded as a component of other comprehensive income until realized. Securities held to maturity are recorded at cost, adjusted for amortization of premiums and accretion of discounts.

   Net gains or losses on the sales of securities are shown in the consolidated statements of income using the specific identification method and are recognized on a trade date basis.

Loans

   Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount on installment loans is transferred to income over the term of the loan using the level yield method. Interest on all other loans is credited to income as earned based on the principal amount outstanding.

   It is the Company's policy to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the collectibility of interest or principal. Nonaccrual loans are returned to an accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to timely payment of principal or interest.

   All impaired loans, including loans that are restructured in a troubled debt restructuring involving a modification of terms, are measured at the present value of expected future cash flows discounted at the loan's initial effective interest rate. The fair value of the collateral of an impaired collateral-dependent or an observable market price, if one exists, may be used as an alternative to discounting. If the measure of the impaired loan is less than the recorded investment in the loan, impairment will be recognized through the allowance for loan losses. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. All portfolio loans are reviewed for impairment on an individual basis.

Concentrations of Credit Risk

   The Company originates real estate, consumer, and commercial loans primarily in its southeast Iowa market area and adjacent counties. Although the Company has a diversified portfolio, a substantial portion of its borrowers' ability to repay their loans is dependent upon economic conditions in the Company's market area.

Allowance for Loan Losses

   The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes collectibility of the principal is unlikely.

   Management believes the allowance for loan losses is adequate to absorb losses in the loan portfolio on the balance sheet date. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of the examination process, periodically review the subsidiary banks' allowance for loan losses. Such agencies may require the subsidiary banks to increase their allowance for loan losses based on their judgments and interpretations about information available to them at the time of their examinations.

Loan Pool Participations

   The Company has invested in participations in pools of loans acquired from the FDIC, the RTC, and other sources at substantial discounts. The pools, all acquired since 1988, consist of loans to borrowers located throughout the United States.

   The Company carries its investment in the loan pools as a separate earning asset on the balance sheet. Principal or interest restructures, write-downs, or write-offs within the pools are not included in the Company s disclosures for its loan portfolio. The loan pools are managed by the Servicer operating in Omaha, Nebraska, the sole incentive of which is cash collection without regard to principal or income allocation of the payment. The investment in loan pools is accounted for on a cash basis. For loans receiving regular payments, cash is applied first to interest income for interest due at the contract rate. Payment amounts in excess of the interest due at the contractual interest rates are applied to the principal in a ratio of cost basis to loan face amount and to discount income with no recognition of interest due at the contract rate.

   For loans where circumstances or new information lead the Servicer to believe that collection of the note or recovery through collateral is less than originally determined, the cost basis assigned to the loan is written down or off through a charge to discount income.

   For loans where the Servicer negotiates a settlement of the obligation for a lump sum, the payment is applied first to principal, then to discount income and last to interest due at the contract rate.

Premises and Equipment

   Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line or accelerated method over the estimated useful lives of the respective assets, which range from 5 to 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

Goodwill and Other Intangible Assets

   The goodwill and other intangible assets consists of goodwill of $9,351,000 and $10,050,000, and core deposit premium of $1,324,000 and $1,675,000 at
December 31, 2001 and 2000, respectively. Goodwill is being amortized using the straight-line method over 15 or 25 years. Core deposit premium is being amortized using the effective-yield method over 10 years. Amortization expenses for 2001, 2000 and 1999 for goodwill were $699,000, $699,000 and $530,000, respectively, and $351,000, $426,000 and $181,000, respectively, for core deposit premium. As of December 31, 2001 and 2000, the accumulated amortization of goodwill was $4,210,000 and $3,511,000, respectively, and $1,403,000 and $1,052,000, respectively, for core deposit premium.

Other Real Estate Owned

   Other real estate owned represents property acquired through foreclosure or deeded to the subsidiary banks in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. Other real estate owned is carried at the lower of the cost of acquisition or fair value, less estimated costs of disposition, and is included in other assets on the consolidated balance sheets. Reductions in the balance of other real estate at the date of acquisition are charged to the allowance for loan losses. Expenses incurred subsequent to the acquisition of the property and any subsequent write-downs to reflect current fair market value are charged as noninterest expense as incurred. Gains or losses on the disposition of other real estate are recognized in other income or expense in the period in which they are realized.

Trust Department Assets

   Property held for customers in fiduciary or agency capacities is not included in the accompanying consolidated balance sheets, as such items are not assets of the Company.

Income Taxes

   The Company files a consolidated federal income tax return. For state purposes, the bank subsidiaries each file a franchise return and the remaining entities file a consolidated income tax return.

   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Consolidated Statements of Cash Flows

   For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits in banks, and federal funds sold.

Reclassifications

   Certain reclassifications have been made to prior years consolidated financial statements in order to conform to current year presentation.

Use of Estimates in the Preparation of Financial Statements

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly sensitive to change relate to the allowance for loan losses and the carrying basis of the loan pool participations.

2.  Investment Securities

   A summary of investment securities by type as of December 31, 2001 and 2000, follows:

                                                 Amortized Unrealized Unrealized Fair
December 31, 2001                                  Cost      Gains      Losses   Value
-----------------                                --------- ---------- ---------- ------
                                                             (in thousands)
Investment Securities Available for Sale:
U.S. government agency securities...............  $20,121      502        44     20,579
Obligations of states and political subdivisions    3,360       90        --      3,450
Other investment securities ....................   25,539      689        51     26,177
                                                  -------    -----        --     ------
       Total ...................................  $49,020    1,281        95     50,206
                                                  =======    =====        ==     ======
Investment Securities Held to Maturity:
U.S. government agency securities...............  $12,047      519        --     12,566
Obligations of states and political subdivisions    9,098      192         9      9,281
Other investment securities ....................      187       --        --        187
                                                  -------    -----        --     ------
       Total....................................  $21,332      711         9     22,034
                                                  =======    =====        ==     ======

                                                             Gross      Gross
                                                 Amortized Unrealized Unrealized Fair
December 31, 2000                                  Cost      Gains      Losses   Value
-----------------                                --------- ---------- ---------- ------
                                                             (in thousands)
Investment Securities Available for Sale:
U.S. government securities......................  $ 1,000       5         --      1,005
U.S. government agency securities...............   35,190     503         37     35,656
Obligations of states and political subdivisions    6,515     155          1      6,669
Other investment securities ....................   17,457      95        124     17,428
                                                  -------     ---        ---     ------
       Total ...................................  $60,162     758        162     60,758
                                                  =======     ===        ===     ======
Investment Securities Held to Maturity:
U.S. government agency securities...............  $16,263     248          5     16,506
Obligations of states and political subdivisions    8,968     107         37      9,038
Other investment securities ....................      690      --         --        690
                                                  -------     ---        ---     ------
       Total ...................................  $25,921     355         42     26,234
                                                  =======     ===        ===     ======

   Proceeds from the sale of investment securities available for sale during 2001, 2000, and 1999 were $35,281,000, $13,988,000, and $9,465,000, respectively. Gross gains and losses realized on the sale of investment securities available for sale for the years ended December 31 were as follows:

                                          2001   2000 1999
                                         ------  ---- ----
                                          (in thousands)
                     Realized gains..... $1,027  118   12
                     Realized losses ...     (9) (78) (40)
                                         ------  ---  ---
                            Total....... $1,018   40  (28)
                                         ======  ===  ===

   As of December 31, 2001 and 2000, investment securities with carrying values of approximately $12,379,000 and $1,978,000 respectively, were pledged as collateral to secure public fund deposits and for other purposes required or permitted by law. Public funds approximated $27,478,000 and $29,868,000 at December 31, 2001 and 2000, respectively.

   The amortized cost and approximate fair value of investment securities as of December 31, 2001, by contractual maturity, are shown as follows. Expected maturities will differ from contractual maturities because issuers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                     Amortized Fair
                                                       Cost    Value
                                                     --------- ------
                                                      (in thousands)
           Investment Securities Available for Sale:
           Due in 1 year or less....................  $ 2,284   2,322
           Due after 1 year through 5 years.........   33,887  34,896
           Due after 5 years through 10 years.......    2,684   2,716
           Due after 10 years.......................   10,165  10,272
                                                      -------  ------
                  Total.............................  $49,020  50,206
                                                      =======  ======
           Investment Securities Held to Maturity:
           Due in 1 year or less....................  $ 1,340   1,348
           Due after 1 year through 5 years.........    6,786   6,943
           Due after 5 years through 10 years.......    2,594   2,663
           Due after 10 years.......................   10,612  11,080
                                                      -------  ------
                  Total.............................  $21,332  22,034
                                                      =======  ======

3.  Loans

   A summary of the respective loan categories as of December 31, 2001 and 2000, follows:

                                                   2001    2000
                                                 -------- -------
                                                  (in thousands)
               Real estate loans................ $223,126 206,874
               Commercial and agricultural loans   81,264  84,485
               Loans to individuals.............   17,854  20,196
               Other loans......................      437     526
                                                 -------- -------
                      Total..................... $322,681 312,081
                                                 ======== =======

   Total nonperforming loans and assets at December 31, 2001 and 2000, were:

                                                        2001    2000
                                                       ------  -----
                                                       (in thousands)
           Impaired loans and leases:
              Nonaccrual.............................. $2,559  2,042
              Restructured............................     --     --
                                                       ------  -----
                  Total impaired loans and leases.....  2,559  2,042
           Loans and leases past due 90 days and more.    926    910
                                                       ------  -----
              Total nonperforming loans...............  3,485  2,952
           Other real estate owned....................    185    571
                                                       ------  -----
              Total nonperforming assets.............. $3,670  3,523
                                                       ======  =====

   The average balances of nonperforming loans for the years ended December 31, 2001 and 2000, were $4,271,000 and $4,302,000, respectively. The allowance for credit losses related to nonperforming loans at December 31, 2001 and 2000, was $246,000 and $339,000, respectively. Nonperforming loans of $763,000 and $351,000 at December 31, 2001 and 2000, respectively, were not subject to a related allowance for credit losses because of the net realizable value of loan collateral, guarantees and other factors. The effect of nonaccrual and restructured loans on interest income for each of the three years ended December 31, 2001, 2000, and 1999 was:

                                                       2001 2000 1999
                                                       ---- ---- ----
                                                       (in thousands)
          Interest income:
             As originally contracted................. $361 430  328
             As recognized............................    5  12   70
                                                       ---- ---  ---
                 Reduction of interest income ........ $356 418  258
                                                       ==== ===  ===

4.  Allowance for Loan Losses

   Changes in the allowance for loan losses for the years ended December 31, 2001, 2000, and 1999 were as follows:

                                                   2001     2000    1999
                                                  -------  ------  ------
                                                       (in thousands)
      Balance at beginning of year............... $ 2,933   4,006   2,177
      Provision for loan losses..................   1,776     892   3,628
      Recoveries on loans previously charged off.     158     221      60
      Loans charged off..........................  (1,486) (2,186) (2,375)
      Allowance of Midwest at date of acquisition      --      --     516
                                                  -------  ------  ------
      Balance at end of year..................... $ 3,381   2,933   4,006
                                                  =======  ======  ======

5.  Loans to Related Parties

   Certain directors and officers of the Company, including their immediate families and companies in which they are principal owners, were loan customers of the Company's subsidiaries. All loans to this group were made in the ordinary course of business at prevailing terms and conditions. The loan activity of this group, including loans as of December 31, 2001 and 2000, was as follows:

                                                     2001    2000
                                                    ------- ------
                                                    (in thousands)
             Aggregate balance at beginning of year $14,706  9,064
             Advances..............................  16,706 19,580
             Payments..............................  16,993 13,938
                                                    ------- ------
             Aggregate balance at end of year...... $14,419 14,706
                                                    ======= ======

6.  Premises and Equipment

   A summary of premises and equipment as of December 31, 2001 and 2000 was as follows:

                                                               2001    2000
                                                              ------- ------
                                                              (in thousands)
    Land and improvements.................................... $   997    997
    Building and improvements................................   8,504  6,777
    Furniture and equipment..................................   6,790  6,696
                                                              ------- ------
           Total office properties and equipment at cost.....  16,291 14,470
    Less accumulated depreciation............................   7,936  7,580
                                                              ------- ------
           Total ............................................ $ 8,355  6,890
                                                              ======= ======

7.  Deposits

   The scheduled maturities of certificate accounts are as follows as of December 31, 2001:

                                          (in thousands)
                                          --------------
                        2002.............    $129,051
                        2003.............      51,493
                        2004.............      21,533
                        2005.............       2,844
                        2006.............       1,587
                        Thereafter.......       1,815
                                             --------
                               Total.....    $208,323
                                             ========

   Time deposits in excess of $100,000 approximated $29,577,000 and $33,312,000 as of December 31, 2001 and 2000, respectively. Interest expense on such deposits for the years ended December 31, 2001, 2000, and 1999 was approximately $1,889,000, $1,305,000, and $1,233,000, respectively.

8.  Federal Home Loan Bank Advances

   At December 31, 2001 and 2000, Federal Home Loan Bank (FHLB) advances consisted of the following:

                                         Weighted-            Weighted-
                                          average              average
                                2001   interest rate  2000  interest rate
                               ------- ------------- ------ -------------
                                             (in thousands)
      Maturity in year ending:
      2001....................      --       --      28,308     6.66
      2002.................... $22,808     6.33      21,308     6.64
      2003....................   9,308     5.36       4,308     5.88
      2004....................   2,308     5.24          --       --
      2005....................  11,424     5.49          --       --
      2006....................   8,000     5.35          --       --
      Thereafter..............  37,326     5.22      21,126     5.45
                               -------     ----      ------     ----
             Total............ $91,174     5.56      75,050     6.27
                               =======     ====      ======     ====

   Advances from the FHLB are secured by stock in the FHLB. In addition, the bank subsidiaries have agreed to maintain unencumbered additional security in the form of certain residential mortgage loans, certain commercial real estate loans, and certain investment securities aggregating from 105 percent to 175 percent of outstanding advances.

   Many of the advances listed above have call provisions which allow the FHLB to request that the advance be paid back or refinanced at the rates then being offered by the FHLB. Call provisions are not included in the above listed advances.

9.  Notes Payable

   The notes payable balance at December 31, 2001, consists of $2,500,000 in advances on a revolving line of credit and $6,700,000 on a term note, both with an unaffiliated bank. Both notes have a variable interest rate at 0.80 percent below the lender's prime rate. Interest is payable quarterly. During the year 2001, the interest rate ranged from 9.125 percent to 3.950 percent. The weighted average interest paid on the notes payable for the years ended December 31, 2001, 2000, and 1999 was 6.61%, 9.07%, and 7.70%, respectively.

   Both notes are secured by all of the common stock of the subsidiaries. The revolving line of credit has a maximum limit of $9,000,000 and matures June 30, 2002. The term loan calls for annual payments of $1,350,000 in each of the years 2002 and 2003. The balance of the loan matures December 31, 2004. During 2001, the Company made principal payments of $1,350,000 on the term loan.

10.  Fair Value of Financial Instruments

   The fair value of the Company's financial instruments as of December 31, 2001 and 2000, were as follows:

                                                  Carrying  Fair
             2001                                  Value    Value
             ----                                 -------- -------
                                                   (in thousands)
             Financial assets:
             Cash and due from banks............. $ 12,872  12,872
             Interest-bearing deposits with banks    2,965   2,965
             Federal funds sold..................       --      --
             Investment securities...............   71,538  72,240
             Loans, net..........................  319,300 322,153
             Loan pool participations............  110,393 110,393
             Accrued interest receivable.........    4,540   4,540

             Financial liabilities:
             Deposits............................ $378,645 381,899
             Federal funds purchased.............   10,650  10,650
             Federal Home Loan Band advances.....   91,174  91,634
             Notes payable.......................    9,200   9,200
             Accrued interest payable............    1,467   1,467

                                                  Carrying  Fair
             2000                                  Value    Value
             ----                                 -------- -------
                                                   (in thousands)
             Financial assets:
             Cash and due from banks............. $ 10,544  10,544
             Interest-bearing deposits with banks    3,818   3,818
             Federal funds sold..................    1,155   1,155
             Investment securities...............   86,679  86,992
             Loans, net..........................  309,148 304,818
             Loan pool participations............   74,755  74,755
             Accrued interest receivable.........    5,201   5,201

             Financial liabilities:
             Deposits............................ $370,144 373,052
             Federal funds purchased.............    2,345   2,345
             Federal Home Loan Band advances.....   75,050  75,902
             Notes payable.......................   13,200  13,200
             Accrued interest payable............    1,901   1,901

   The recorded amount of cash and due from banks, interest-bearing deposits with banks, accrued interest receivable and payable, and federal funds sold approximates fair value due to the short-term nature of these instruments.

   The estimated fair value of investment securities has been determined using available quoted market prices.

   Loans have been valued using a present value discounted cash flow with a discount rate approximating the current market rate for similar loans.

   The recorded amount of the loan pool participation approximates fair value due to the characteristics of the loan pool participation. Any additional value attained in the loan pool participation over purchase cost is directly attributable to the expertise of the Servicer to collect a higher percentage of the book value of loans in the pools over the percentage paid.

   Deposit liabilities with no stated maturities have an estimated fair value equal to the recorded balance. Deposits with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating the current market rate for similar deposits. The fair value estimate does not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market. The Company believes the value of these depositor relationships to be significant.

   The recorded amount of federal funds purchased approximates fair value due to the short-term nature of these instruments.

   The estimated fair value of the Federal Home Loan Bank advances was determined using a present value discounted cash flow with a discount rate approximating the current market rate for similar borrowings.

   The recorded amount of the notes payable approximates fair value as a result of the short-term nature of these instruments.

11.  Income Taxes

   Income tax expense (benefit) for the years ended December 31, 2001, 2000 and 1999, is as follows:

                    2001              Federal  State Total
                    ----              -------  ----- -----
                                         (in thousands)
                    Current.......... $ 2,319   424  2,743
                    Deferred.........    (322)  (55)  (377)
                                      -------   ---  -----
                           Total..... $ 1,997   369  2,366
                                      =======   ===  =====

                    2000              Federal  State Total
                    ----              -------  ----- -----
                                         (in thousands)
                    Current.......... $ 1,225    69  1,294
                    Deferred.........     448    17    465
                                      -------   ---  -----
                           Total..... $ 1,673    86  1,759
                                      =======   ===  =====

                    1999              Federal  State Total
                    ----              -------  ----- -----
                                         (in thousands)
                    Current.......... $ 1,322   307  1,629
                    Deferred.........    (360)    1   (359)
                                      -------   ---  -----
                           Total..... $   962   308  1,270
                                      =======   ===  =====

   Income tax expense differs from the amount computed by applying the United States federal income tax rate of 34 percent in 2001, 2000, and 1999, to income before income tax expense. The reasons for these differences are as follows:

                                                      2001    2000   1999
                                                     -------  -----  -----
                                                         (in thousands)
    Provision at statutory rate..................... $ 2,286  1,958  1,187
    State franchise tax (net of federal tax benefit)     244     57    203
    Nontaxable interest income......................    (206)  (226)  (147)
    Nondeductible goodwill amortization.............      86     86     28
    Life insurance cash value increase..............     (52)   (35)   (26)
    Other, net......................................       8    (81)    25
                                                     -------  -----  -----
           Total.................................... $ 2,366  1,759  1,270
                                                     =======  =====  =====

   The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2001 and 2000, are as follows:

                                                         2001     2000
                                                        -------  ------
                                                         (in thousands)
       Deferred tax assets:
       Allowance for loan losses....................... $   904     570
       Deferred compensation...........................     169     116
       Premium amortization............................      95      90
       Other...........................................       8      --
                                                        -------  ------
          Gross deferred tax assets....................   1,176     776
                                                        -------  ------
       Deferred tax liabilities:
       Depreciation and amortization...................    (325)   (333)
       Federal Home Loan Bank stock....................    (109)   (110)
       Deferred loan fees..............................     (48)    (68)
       Purchase accounting adjustments.................    (813)   (771)
       Unrealized gain on available for sale securities    (442)   (223)
       Other...........................................      --      (4)
                                                        -------  ------
          Gross deferred tax liabilities...............  (1,737) (1,509)
                                                        -------  ------
          Net deferred tax liability................... $  (561)   (733)
                                                        =======  ======

   Based upon the Company's level of historical taxable income and anticipated future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

12.  Stock Incentive Plan

   The Company has a stock incentive plan under which up to 750,000 shares of common stock are reserved for issuance pursuant to options or other awards which may be granted to officers, key employees and certain nonaffiliated directors of the Company. The exercise price of each option equals the market price of the Company's stock on the date of grant. The option's maximum term is ten years, with vesting occurring at the rate of thirty-three percent on the one-year anniversary date of the grant, sixty-six percent vesting on the two-year anniversary, and one hundred percent vesting on the three-year anniversary date of the grant. The Company applies APB Opinion No. 25 and related interpretations in accounting for this plan. Accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had compensation cost for the Company's stock incentive plan been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                           2001  2000  1999
                                          ------ ----- -----
                                            (in thousands)
                    Net income:
                    As reported.......... $4,356 4,001 2,222
                    Pro forma............  4,219 3,876 1,976

                    Net income per share:
                    As reported--basic... $ 1.10  0.99  0.58
                    As reported--diluted.   1.07  0.99  0.56
                    Pro forma--basic.....   1.09  0.96  0.51
                    Pro forma--diluted...   1.07  0.96  0.50

   The fair value of each option grant has been estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2001, 2000 and 1999, respectively: dividend yield of 3.00 percent for 2001, 3.50 percent for 2000 and 3.50 percent for 1999; excepted volatility of .292 for 2001, .258 for 2000 and .223 for 1999; risk free interest rates of 5.06 percent for 2001, 5.16 percent for 2000 and
6.23 percent for 1999; and expected lives of 7.5 years for all years.

   A summary of the status of the Company's stock incentive plan as of December 31, 2001 and 2000, and the activity during the years ended on those dates is presented below:

                                                        2001                   2000
                                               ---------------------- ----------------------
                                               Shares  Exercise Price Shares  Exercise Price
                                               ------- -------------- ------- --------------
Balance at beginning of year.................. 462,102 $  7.50-22.00  420,232  $3.33-22.00
Granted.......................................  87,252    9.76-11.25   69,778   7.75-8.375
Exercised.....................................  34,280     8.10-9.00    7,300         3.33
Forfeited.....................................  26,325  8.375-19.875   20,608   7.50-22.00
                                               -------                -------
Outstanding at end of year.................... 488,749 $  7.50-22.00  462,102  $7.50-22.00
                                               -------                -------
Options exercisable at year end............... 348,359 $  7.50-22.00  336,265  $7.50-22.00
Weighted-average fair value of options granted
  during the year.............................         $        3.08           $      1.98

13.  Employee Benefit Plans

   The Company maintains an employee stock ownership plan ("ESOP") covering substantially all employees meeting minimum age and service requirements. Contributions are determined by the board of directors of each subsidiary. Contributions relating to the plan were $188,000, $205,000, and $183,000 for 2001, 2000, and 1999, respectively. As of December 31, 2001 and 2000 the ESOP owned 592,361 and 580,170 shares of the Company s common stock, respectively.

   A 401(k) plan was adopted by the Company in 1994. The Company did not make contributions to this plan prior to 2001. Beginning in 2001, the Company matched 50 percent of employee contributions up to a maximum employee contribution of 6 percent of compensation. Contributions relating to the plan were $127,000 in 2001. The Company has also provided deferred compensation plans to certain executive officers, which provide for a series of payments to be made after retirement. The present value of the future payments is being accrued over the respective employees' remaining active service periods. The total expense related to these plans was $97,000, $88,000, and $35,000, for the years ended December 31, 2001, 2000, and 1999, respectively.

   The Company provides no material post-retirement benefits.

14.  Regulatory Capital Requirements

   The Company is subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the following table) of total capital and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. As of December 31, 2001 and 2000, the Company and its subsidiary banks met all capital adequacy requirements to which they are subject. The Company and its bank subsidiaries actual capital amounts and ratios are also presented in the following table.

                                                         Minimum for
                                                           Capital         Prompt
                                                          Adequacy    Corrective Action
                                             Actual       Purposes       Provisions
                                          ------------  ------------  -----------------
                                          Amount  Ratio Amount  Ratio  Amount    Ratio
                                          ------- ----- ------- -----  ------    -----
                                                     (dollars in thousands)
As of December 31, 2001:
Total capital (to risk-weighted assets):
Consolidated............................. $43,832 10.9% $32,281  8.0%     N/A     N/A
Mahaska State Bank.......................  16,749 10.6   12,617  8.0  $15,772    10.0%
Central Valley Bank......................  10,160 11.6    7,017  8.0    8,772    10.0
Pella State Bank.........................   5,541 14.9    2,975  8.0    3,719    10.0
Midwest Federal..........................  13,414 11.8    9,131  8.0   11,414    10.0
Tier 1 capital (to risk-weighted assets):
Consolidated............................. $40,153 10.0% $16,140  4.0%     N/A     N/A
Mahaska State Bank.......................  15,068  9.6    6,309  4.0  $ 9,463     6.0%
Central Valley Bank......................   9,333 10.6    3,509  4.0    5,263     6.0
Pella State Bank.........................   5,105 13.7    1,488  4.0    2,232     6.0
Midwest Federal..........................  12,759 11.2    4,566  4.0    6,849     6.0
Tier 1 capital (to average assets):
Consolidated............................. $40,153  7.6% $16,140  3.0%     N/A     N/A
Mahaska State Bank.......................  15,068  8.0    6,309  3.0  $ 9,463     5.0%
Central Valley Bank......................   9,333  8.3    3,509  3.0    5,263     5.0
Pella State Bank.........................   5,105 12.1    1,488  3.0    2,232     5.0
Midwest Federal..........................  12,759  7.0    4,566  3.0    6,849     5.0

As of December 31, 2000:
Total capital (to risk-weighted assets):
Consolidated............................. $40,550 11.4% $28,435  8.0%     N/A     N/A
Mahaska State Bank.......................  16,380 10.6   12,313  8.0  $15,391    10.0%
Central Valley Bank......................   9,867 12.7    6,201  8.0    7,751    10.0
Pella State Bank.........................   5,360 17.8    2,411  8.0    3,014    10.0
Midwest Federal..........................  13,107 15.5    6,769  8.0    8,461    10.0
Tier 1 capital (to risk-weighted assets):
Consolidated............................. $37,617 10.6% $14,218  4.0%     N/A     N/A
Mahaska State Bank.......................  15,034  9.8    6,156  4.0  $ 9,235     6.0%
Central Valley Bank......................   9,264 12.0    3,101  4.0    4,651     6.0
Pella State Bank.........................   5,040 16.7    1,205  4.0    1,808     6.0
Midwest Federal..........................  12,582 14.9    3,384  4.0    5,077     6.0
Tier 1 capital (to average assets):
Consolidated............................. $37,617  7.8% $14,453  3.0%     N/A     N/A
Mahaska State Bank.......................  15,034  8.9    5,042  3.0  $ 8,404     5.0%
Central Valley Bank......................   9,264  9.7    2,872  3.0    4,787     5.0
Pella State Bank.........................   5,040 16.8      901  3.0    1,502     5.0
Midwest Federal..........................  12,582  7.1    5,303  3.0    8,838     5.0

15.  Business Segments

   The Company's wholly-owned subsidiaries, Mahaska State Bank ("MSB"), Central Valley Bank ("CVB"), Pella State Bank ("PSB") and Midwest Federal Savings and Loan Association of Eastern Iowa ("MFS"), have been identified as reportable operating segments in accordance with the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

   The Company evaluates performance and allocates resources based on the segment's net income or loss, total assets, net interest margin (FTE), return on average assets and return on average equity. The segments follow generally accepted accounting principles as described in the summary of significant accounting policies.

   Each subsidiary is managed separately with its own president, who reports directly to the Company's chief operating decision maker, and board of directors.

   The following table sets forth certain information about the reported profit or loss and assets for each of the Company's reportable segments.

                                                                                   MIC    Holding
                                               MSB      CVB     PSB      MFS    Financial   Co.     Elim.    Total
                                             -------  -------  ------  -------  --------- -------  -------  -------
                                                                     (dollars in thousands)
At or for the year ended December 31, 2001:
Total interest income....................... $14,307    8,515   2,996   13,617      113      609       (52)  40,105
Total interest expense......................   6,527    4,033   1,801    8,316       --      802       (52)  21,427
Provisions for loan losses..................   1,350      210     120       48       48       --        --    1,776
Total other income..........................   2,046      734     206    1,758        4      334      (795)   4,287
Goodwill and other intangible amortization..     101      421      --      528       --       --        --    1,050
Total other expense.........................   4,431    2,717   1,229    3,562       63    2,210      (795)  13,417
Income tax expense..........................   1,333      667      20    1,048        2     (704)       --    2,366
Net income..................................   2,611    1,201      32    1,873        4   (1,365)       --    4,356
Total assets................................ 186,418  119,730  44,052  189,232    1,056    6,425    (1,118) 545,795
Net interest margin (FTE)...................    4.55%   4.36 %   3.21%    3.11%    9.01%   (3.71)%             3.84%
Return on average assets....................    1.42     1.07    0.08     1.00     0.28   (17.89)              0.82
Return on average equity....................   16.24     9.08    0.62     9.37     0.29    (2.69)              8.59

At or for the year ended December 31, 2000 :
Total interest income....................... $14,213    7,671   2,481   13,146      263    1,065       (13)  38,826
Total interest expense......................   6,575    3,752   1,328    8,372       10    1,403       (13)  21,427
Provisions for loan losses..................     547      180      55       48       62       --        --      892
Total other income..........................   1,510      596      98      550       17      405      (610)   2,566
Goodwill and other intangible amortization..     101      424      --      600       --       --        --    1,125
Total other expense.........................   4,413    2,483     823    3,049      359    1,671      (610)  12,188
Income tax expense..........................   1,201      458     141      435      (51)    (425)       --    1,759
Net income..................................   2,886      970     232    1,192     (100)  (1,179)       --    4,001
Total assets................................ 179,327  108,344  34,996  183,418    1,912    7,883      (668) 515,212
Net interest margin (FTE)...................    4.91%   4.35 %   4.02%    2.91%    8.46%   (4.55)%             3.87%
Return on average assets....................    1.71     0.97    0.77     0.65    (3.49)  (12.11)              0.81
Return on average equity....................   18.69     7.62    4.72     6.10    (3.81)   (2.41)              8.18

At or for the year ended December 31, 1999:
Total interest income....................... $14,703    6,737   1,616    3,114    1,574    1,484      (398)  28,830
Total interest expense......................   5,972    3,255     786    1,907      394    1,279      (398)  13,195
Provisions for loan losses..................     712      335     130       12    2,439       --        --    3,628
Total other income..........................   1,488      518      70       86        2      200      (417)   1,947
Goodwill and other intangible amortization..     101      433      --      156       --       21        --      711
Total other expense.........................   4,114    2,257     729      724      976    1,368      (417)   9,751
Income tax expense..........................   1,874      353      17      113     (759)    (328)       --    1,270
Net income..................................   3,418      622      24      288   (1,474)    (656)       --    2,222
Total assets................................ 165,188   97,064  26,182  182,934    4,432   68,353   (57,964) 486,189
Net interest margin (FTE)...................    5.54%   4.18 %   4.24%    3.03%   11.57%    1.48%              4.89%
Return on average assets....................    2.01     0.67    0.12     0.64   (14.62)   (4.11)              0.64
Return on average equity....................   21.45     4.97    0.51     5.90   (31.04)   (1.56)              5.29

16.  Dividend Restrictions

   The Company derives a substantial portion of its cash flow, including that available for dividend payments to shareholders, from its bank subsidiaries in the form of dividends received. The bank subsidiaries are subject to certain statutory and regulatory restrictions that affect dividend payments. Based on minimum regulating guidelines as published by those regulators, the maximum dividends which could be paid by the bank subsidiaries to the Company at December 31, 2001, without prior regulatory approval, approximated $4,996,000.

17.  Commitments and Contingencies

   The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, which include commitments to extend credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. As of December 31, 2001 and 2000, outstanding commitments to extend credit totaled approximately $35,662,000 and $32,190,000, respectively.

   Commitments under standby letters of credit outstanding aggregated $769,000 and $3,351,000 as of December 31, 2001 and 2000, respectively. The Company does not anticipate any losses as a result of these transactions.

   The Company is involved in various legal actions and proceedings arising from the normal course of operations. Management believes, based upon known facts and the advice of legal counsel, that the ultimate liability, if any, not covered by insurance, arising from all legal actions and proceedings will not have a material adverse effect upon the consolidated financial position of the Company.

18.   Mahaska Investment Company (Parent Company Only)

Balance Sheets

                                                         December 31
                                                      -----------------
                                                        2001     2000
                                                      --------  -------
                                                        (in thousands)
       Assets:
       Cash on deposit at bank subsidiary............ $    534        1
       Cash at other institutions....................       56      113
                                                      --------  -------
        Cash and cash equivalents....................      590      114
       Investment securities.........................      433      622
       Loans.........................................      683      786
       Loan pool participations......................    3,092    4,569
       Investments in:
        Bank subsidiaries............................   52,939   53,646
        Bank-related subsidiary......................    1,054    1,604
       Premises and equipment........................      673      726
       Other assets..................................      954    1,084
                                                      --------  -------
          Total assets............................... $ 60,418   63,151
                                                      ========  =======

       Liabilities and Shareholders' Equity:
       Notes payable................................. $  9,200   13,200
       Accrued expenses payable and other liabilities      391      656
                                                      --------  -------
          Total liabilities..........................    9,591   13,856
                                                      --------  -------

       Shareholders' equity:
        Common stock.................................   24,564   24,564
        Capital surplus..............................   13,033   13,127
        Treasury stock at cost.......................  (12,595) (11,869)
        Retained earnings............................   25,082   23,102
        Accumulated other comprehensive income.......      743      371
                                                      --------  -------
          Total shareholders' equity.................   50,827   49,295
                                                      --------  -------
          Total liabilities and shareholders' equity. $ 60,418   63,151
                                                      ========  =======

Statements of Income

                                                                                       2001    2000   1999
                                                                                      -------  -----  -----
-                                                                                         (in thousands)
Income:
Dividends from subsidiaries.......................................................... $ 6,750  4,350  3,800
Interest income and discount on loan pool participations.............................     534    948  1,049
Management, audit, and loan review fees..............................................     286    281    156
Other operating income...............................................................     126    241    480
                                                                                      -------  -----  -----
   Total income......................................................................   7,696  5,820  5,485
                                                                                      -------  -----  -----

Expense:
Salaries and benefits expense........................................................   1,152    986    767
Interest on notes payable............................................................     802  1,403  1,280
Other operating expense..............................................................   1,060    684    621
                                                                                      -------  -----  -----
   Total expense.....................................................................   3,014  3,073  2,668
                                                                                      -------  -----  -----
Income before income tax benefit and equity in undistributed earnings of subsidiaries   4,682  2,747  2,817
Income tax benefit...................................................................    (703)  (425)  (327)
                                                                                      -------  -----  -----
   Income before equity in undistributed (dividends in excess of earnings) earnings
     of subsidiaries.................................................................   5,385  3,172  3,144
Equity in undistributed (dividends in excess of earnings) earnings of subsidiaries...  (1,029)   829   (922)
                                                                                      -------  -----  -----
   Net income........................................................................ $ 4,356  4,001  2,222
                                                                                      =======  =====  =====

Statements of Cash Flows

                                                                                   Year ended December 31
                                                                                  ------------------------
                                                                                   2001     2000     1999
                                                                                  -------  -------  ------
                                                                                       (in thousands)
Cash flows from operating activities:
Net income....................................................................... $ 4,356    4,001   2,222
                                                                                  -------  -------  ------
Adjustments to reconcile net income to net cash provided by operating activities:
   Equity in undistributed (dividends in excess of earnings) earnings of
     subsidiaries................................................................   1,029     (829)    922
   Depreciation and amortization.................................................      79       70      86
   Investment securities losses (gains)..........................................       1      (84)     --
   Decrease (increase) in other assets...........................................     130     (250)  1,042
   (Decrease) increase in other liabilities......................................    (287)     561  (1,009)
                                                                                  -------  -------  ------
       Total adjustments.........................................................     952     (532)  1,041
                                                                                  -------  -------  ------
       Net cash provided by operating activities.................................   5,308    3,469   3,263
                                                                                  -------  -------  ------
Cash flows from investing activities:
Purchases of investment securities...............................................    (106)      --    (515)
Proceeds from investment securities sales........................................     349      284      --
Proceeds from investment securities maturities...................................      13       --      --
Net decrease in loans............................................................     103      210   6,515
Purchases of loan pool participations............................................  (3,084)      --  (3,972)
Principal recovery on sales of loan pool participations..........................   1,744       --      --
Principal recovery on loan pool participations...................................   2,817    3,782   3,228
Purchases of premises and equipment..............................................     (26)    (128)    (70)
Proceeds from sale of premises and equipment.....................................      --       22      --
Payment of bank-related subsidiary equity........................................     554    2,095      --
Advances for acquisition costs...................................................      --       --    (432)
                                                                                  -------  -------  ------
   Net cash provided by investing activities.....................................   2,364    6,265   4,754
                                                                                  -------  -------  ------
Cash flows from financing activities:
Advances on notes payable........................................................   3,000    1,900   6,910
Principal payments on notes payable..............................................  (7,000)  (6,700) (5,910)
Dividends paid...................................................................  (2,376)  (2,410) (2,310)
Purchases of treasury stock......................................................  (1,144)  (3,433) (6,594)
Proceeds from stock options exercised............................................     324       24     555
                                                                                  -------  -------  ------
   Net cash used in financing activities.........................................  (7,196) (10,619) (7,349)
                                                                                  -------  -------  ------
   Net increase (decrease) in cash and cash equivalents..........................     476     (885)    668
Cash and cash equivalents at beginning of year...................................     114      999     331
                                                                                  -------  -------  ------
Cash and cash equivalents at end of year......................................... $   590      114     999
                                                                                  =======  =======  ======

The Board of Directors Mahaska Investment Company:

   We have audited the accompanying consolidated balance sheets of Mahaska Investment Company and subsidiaries as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mahaska Investment Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America .



/s/  KPMG LLP

KPMG LLP

Des Moines, Iowa
February 6, 2002

                           THE DIRECTORS AND OFFICERS
                          OF MAHASKA INVESTMENT COMPANY
                       CORDIALLY INVITE YOU TO ATTEND THE
                         ANNUAL MEETING OF SHAREHOLDERS
                     TUESDAY, APRIL 30, 2002, 10:30 A.M. CDT
                              ELMHURST COUNTRY CLUB
                             2214 SOUTH 11TH STREET
                               OSKALOOSA, IA 52577

--------------------------------------------------------------------------------
   You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
              See the reverse side of this sheet for instructions.

     IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES
         OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                           Illinois Stock Transfer Co.
                      209 West Jackson Boulevard, Suite 903
                            Chicago, Illinois 60606
--------------------------------------------------------------------------------
DETACH PROXY CARD HERE


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.




Dated:
      --------------------------------------

Signature:
          ----------------------------------

Signature if held jointly:
                          ------------------


Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD


MAHASKA INVESTMENT COMPANY
If you plan to personally attend the Annual Meeting of Shareholders on April 30, 2002, please check the box and list the names of attendees below.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the Annual meeting.      [_]

Names of persons attending:

-----------------------------------------------

-----------------------------------------------

--------------------------------------------------------------------------------
                                 TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

--------------------------------------------------------------------------------

                              TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.   Read the accompanying Proxy Statement.

2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

     Please note that all votes cast by telephone must be submitted prior to Sunday, April 28, 2002 at 11:59 P.M. Central Time.

Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

     If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail.

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                               TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.eproxyvote.com/ist-mhkcm/ and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

     Please note that all votes cast by Internet must be submitted prior to Sunday, April 28, 2002 at 11:59 P.M. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a "secured" web page site. Your software and/or Internet provider must be "enabled" to access this site. Please call your software or Internet provider for further information.

     If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail.

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REVOCABLE PROXY              MAHASKA INVESTMENT COMPANY
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned as a shareholder of record on February 25, 2002 hereby appoints Charles S. Howard and David A. Meinert as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Mahaska Investment Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 30, 2002, or any adjournment thereof.
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Proposal 1 - Election of Directors for a three year term.



          [_] For all the nominees listed below (Except as marked to the contrary below)

          [_] Withhold authority to vote all the nominees below (Instructions: to withhold authority to vote for any individual nominee, strike through the nominee's name.)
               01. Charles S. Howard
               02. David A. Meinert
               03. James G. Wake


Proposal 2 - Ratify the Appointment of KPMG LLP as Independent Auditors for the
             Company

          [_] For     [_] Against    [_] Abstain

          In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                        (to be signed on the other side)